      As filed with the Securities and Exchange Commission on June 12, 2000

                                                      Registration No. 333-10838
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                ------------------------------------------------



                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                ------------------------------------------------


                                 WORLDS.COM INC.
                             (Formerly Worlds Inc.)

          We are not affiliated with Worldcom Inc. or MCI Worldcom Inc.

                 (Name of small business issuer in its charter)

New Jersey                                              7370                        22-1848316
(State or Other Jurisdiction of             (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)              Classification Code Number)         Identification Number)

15 Union Wharf                                                                  Thomas Kidrin, CEO
Boston, Massachusetts 02109                                                     15 Union Wharf
(617) 725-8900                                                                  Boston, Massachusetts 02109
(Address and Telephone Number of                                                (617) 725-8900
Principal Executive Offices and                                                 (Name, Address and Telephone
Principal Place of Business)                                                    Number of Agent For Service)

                ------------------------------------------------

                                   Copies to:
                             David Alan Miller, Esq.

                            Graubard Mollen & Miller
                                600 Third Avenue

                            New York, New York 10016
                            Telephone: (212) 818-8800

Approximate Date of Commencement of Proposed Sale to Public: At the discretion of the selling shareholders.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ----------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         We are filing this Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2, which was declared effective on October 28, 1999 in order to meet our obligations pursuant to Rule 427 of the General Rules and Regulations under the Securities Act of 1933 concerning the date of our financial statements.

                                 WORLDS.COM INC.

                        --------------------------------

                        5,516,125 shares of common stock


This Prospectus covers:

         o The sale from time to time of an aggregate of 2,609,500 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in a private placement in December 1997.

         o The sale from time to time of an aggregate of 1,395,375 shares of common stock by the persons indicated in this prospectus. All of these shares are shares that would be issued by us to them upon the exercise of options and warrants.

         o The sale from time to time of an aggregate of 882,500 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in or in connection with a private placement in June and August 1999.

         o The sale from time to time of an aggregate of 441,250 shares of common stock by the persons indicated in this prospectus. All of these shares are shares that would be issued by us to them upon the exercise of warrants issued in or in connection with the June and August 1999 private placement.

         o The sale from time to time of 187,500 shares of common stock by the persons indicated in this prospectus. These shares were issued by us in connection with our recent transaction with Freeserve.


         Our common stock is quoted on the OTC Bulletin Board under the symbol "WDDD." On May 30, 2000, the last reported sale price of our common stock was $1.75 per share.


         We will not receive any cash proceeds from the sale of any shares by any person under this prospectus. We will receive proceeds upon the exercise of the aforementioned options and warrants from time to time and will use such proceeds for working capital and general corporate purposes. We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Such expenses are estimated to be approximately $140,000.


See "Risk Factors" beginning on page 6 of this prospectus for information that should be considered by prospective investors.


                ------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of the Prospectus is June 12, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available at the offices of the Nasdaq National Market in Washington, D.C.

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all of the information included in the registration statement. For further information about us and our common stock, you may refer to the registration statement and its exhibits and schedules. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described above.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

                               PROSPECTUS SUMMARY


General

         Worlds.com is a leading 3D entertainment portal which leverages our proprietary technology to offer visitors a network of virtual, multi-user environments. In support of this portal and our overall business strategy, we design and develop software, content and related technology for the creation of interactive, three- dimensional Internet web sites. Using our technology, we create our own Internet sites, as well as sites available through third-party online service providers, such as Freeserve, the largest Internet service provider in the United Kingdom, and Time Warner's Road Runner service, one of the two largest cable-modem based Internet service providers in the United States.

         Our goal is to become a leading provider of interactive 3D Internet sites where entertainment content, interactive chat and e-commerce opportunities converge to provide communities for users and advertisers.

Corporate Background

         We were formed as a result of the contemporaneous mergers on December 3, 1997 of Worlds Inc., a Delaware corporation formed on April 26, 1994 with and into Worlds Acquisition Corp., a Delaware corporation formed on April 8, 1997 and of Worlds Acquisition Corp. with and into Academic Computer Systems, Inc., a New Jersey corporation formed on May 20, 1968 (the "Mergers"). Academic Computer Systems changed its name to Worlds Inc. after the Mergers. In December 1999, we changed our name from Worlds Inc. to Worlds.com Inc. in order to better reflect our business as a consumer Internet web site that offers virtual "worlds" in which consumers interact, conduct e-commerce and receive entertainment.

         The address of our principal executive offices is 15 Union Wharf, Boston, Massachusetts 02109. Our phone number is (617) 725-8900.

Recent Transactions


         On March 31, 2000, we consummated an agreement to sell an aggregate of 976,598 shares of common stock pursuant to Regulation S. The shares of common stock were sold to ten non-U.S. principals at $3.52 per share, less a discount of 5%, for net proceeds to us of $3,243,957, which includes approximately $21,000 of fees invoiced after March 31, 2000. In connection with the offering, we issued a five-year Purchase Option to purchase an aggregate of 73,245 shares of common stock at $3.87 per share to the placement agent.



         On April 7, 2000, we consummated agreements with four investors to sell an aggregate of 142,045 shares of common stock pursuant to Section 4(2) of the Securities Act at $3.52 per share. As compensation for these subscriptions, we paid another agent a commission of 7%. Aggregate net proceeds to us from these sales were $465,000.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION



         The following sets forth our selected financial operations data for the quarter ended March 31, 2000, years ended December 31, 1998 and 1999, and the selected financial operations data of Worlds.com Inc. (formerly Worlds Inc. and World's Acquisition Corp.) for the period April 8, 1997 (inception) through December 31, 1997, and of our predecessor for the year ended December 31, 1996 and for the period of January 1, 1997 through December 3, 1997 (the date we acquired our predecessor). The following also sets forth our selected balance sheet data at March 31, 2000 and December 31, 1999. Data for March 31, 2000 are derived from our unaudited financials of the same date included in this prospectus while those for the period from inception through December 31, 1999 are derived from the audited financial statements included in this prospectus (in which the independent certified public accountants reports contained explanatory paragraphs regarding the Companys' ability to continue as a going concern). Data for 1997 are derived from the audited financial statements previously filed. The following data should be read in conjunction with those financial statements.



Statement of Operations Data

                                                                 Worlds.com Inc.                               Predecessor
                                         ----------------------------------------------------------   ------------------------------
                                            Period                                     From 4/8/97    For the Period   For the Year
                                             Ended        Year Ended    Year Ended     (Inception)        Ended           Ended
                                            3/31/00        12/31/99      12/31/98      to 12/31/97       12/3/97         12/31/96
                                         -----------------------------------------------------------  ------------------------------
Net revenues............................ $   180,023    $   507,499    $    29,110     $     1,420     $    80,720    $  3,784,019
Total cost and expense.................. $ 2,161,640    $ 3,746,789    $ 3,672,914     $ 6,810,568(b)  $ 2,885,088    $ 13,871,984

Operating loss.......................... $(1,981,617)   $(3,239,290)   $(3,643,804)    $(6,809,148)    $(2,804,368)   $(10,087,965)
Other income and (expenses)............. $   (26,878)   $  (100,210)   $   822,576(a)  $    (3,099)    $   134,863    $     16,011
Net loss before taxes and
 extraordinary item..................... $(2,008,495)   $(3,339,500)   $(2,821,228)    $(6,812,247)    $(2,669,505)   $(10,071,954)
Income taxes............................ $    -0-       $    -0-       $     -0-       $    -0-        $    (5,000)   $   (115,000)

Net loss before extraordinary item...... $(2,008,495)   $(3,339,500)   $(2,821,228)    $(6,812,247)    $(2,674,505)   $(10,186,954)
Extraordinary item - gain on debt
 settlement............................. $    -0-       $    -0-       $   172,547     $   125,776     $   389,285    $    -0-
Net loss................................ $(2,008,495)   $(3,339,500)   $(2,648,681)    $(6,686,471)    $(2,285,220)   $(10,186,954)

Loss per share - before extraordinary
 item (basic and diluted)                $      (.11)   $     (0.19)   $     (0.16)    $    (0.73)
Loss per share (basic and diluted)...... $      (.11)   $     (0.19)   $     (0.15)    $    (0.72)

Balance Sheet Data

                                                 March 31, 2000        December 31, 1999
                                                 ---------------------------------------
Working capital................................   $    338,025           (1,441,900)
Total assets...................................   $  6,611,165            4,780,957
Total liabilities..............................   $  4,141,375            3,803,146
Stockholders' equity...........................   $  2,469,190              977,811


------------------------

(a) Includes $810,140 gain resulting from reversal of certain predecessor liabilities.

(b) Includes $6,135,538 of acquired research and development costs resulting from the Mergers.

                                  RISK FACTORS


         You should carefully consider the risks described below before making a decision to invest in our company. The risks described below are not the only ones we face. Additional risks that are not presently known to us or which we currently believe are immaterial may also impair our business operations. Our business, financial conditions or results of operation could be materially adversely affected by any of these risks.


We have a limited history of operations.



         We have limited experience in developing and commercializing new products based on innovative technologies and there is limited information available concerning our financial performance or the market acceptance of our existing and proposed products.


         Our business prospects are subject to all the risks, expenses and uncertainties encountered by any new company, as well as those encountered by companies operating in the rapidly evolving markets for Internet products and services. These risks include:

         o        the failure to develop brand name recognition and reputation;

         o        the failure to achieve market acceptance of our services;

         o slow down in general consumer acceptance of the Internet as a vehicle for commerce; and

         o an inability to grow and adapt our business and technology to evolving consumer demand.

We may not be successful in addressing these risks or the other risks set forth herein.

We have significant and continuing losses and our auditors have expressed concern about our ability to continue as a going concern.


         Since inception, Worlds (including our predecessor company) has incurred significant net losses. Our predecessor company incurred losses of $1,181,133, $7,582,832 and $10,186,954 for the years ended December 31, 1994,
1995, and 1996, respectively, and $2,285,220 for the period ended December 3, 1997, with an accumulated deficit from inception in April 1994 to December 3, 1997 of $21,236,139. We incurred additional losses of $6,686,471 from inception in April 1997 through December 1997, $2,648,681 for the year ended December 31, 1998, $3,339,500 for the year ended December 31, 1999 and $2,008,495 in the three- month period ending March 31, 2000.


         We anticipate that we will continue to incur significant losses until, at the earliest, we generate sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing our products. We will not, and may never, generate any meaningful revenues or achieve profitable operations until we successfully attract and retain a significant number of advertisers and users to our 3D sites and other customers for our 3D technology. Further, 3D sites based on our technology may prove to not be commercially viable and superior technology to create and deliver 3D sites may exist or may be developed by our competitors.

We expect to spend a large amount of money in advance of profits as we introduce our products and expect to seek to raise additional capital through equity and debt offerings.

         Our capital requirements for the development and commercialization of our technology, creation of our 3D sites and our general operations have been and will continue to be significant. Historically, we have been dependent on financings to fund our development and working capital needs.

         We expect to continue to incur significant operating expenses and make relatively high capital expenditures as we roll out our Internet business and expand our product offerings. These operating expenses and capital expenditures will initially outpace revenues and result in significant losses in the near term. During the periods that we experience net losses, we expect to be dependent upon sales of our capital stock and debt securities to finance our working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that our existing capital resources will satisfy our capital requirements through at least 2000. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations.

         We will need to raise additional capital during 2001, which may be in the form of equity or debt financing. Any issuance of equity securities would dilute the interest of our shareholders. Additionally, if we incur debt, our company will become subject to risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal and interest on any such debt. If financing is not available as we require it, we could be forced to slow down the growth of our business or suspend operations entirely.

We may not be able to successfully develop marketable products based upon our technology.

         Although we recently have introduced the first commercial applications based on our technology, we may encounter problems in our continuing efforts to refine our technology and to utilize this technology in other commercial applications. In connection with these efforts, we may experience unanticipated delays, expenses, technical problems or other difficulties. It is also possible that we will not have access to the funds necessary to satisfactorily complete any development efforts we undertake, which could result in abandonment or substantial change in product commercialization. In addition, there can be no assurance that we will be able to successfully adapt our technology to satisfy specific requirements of potential customers.

         Upon completion and introduction of any commercial application, there can be no assurance that such application will perform all of the functions for which it has been designed or prove to be sufficiently reliable in widespread commercial use. Applications based on complex technologies such as ours may contain errors which only become apparent subsequent to commercial introduction. If we introduce commercial applications which prove to contain errors or which otherwise do not perform as intended, we would have to remedy such errors, which could delay our plans with respect to other applications and which could cause us to incur substantial, unanticipated additional expense.

We may not be able to develop and maintain marketing relationships with other Internet companies.

         Our strategy for expanding brand recognition through online advertising depends to some extent on our relationship with other Internet companies. We plan to enter into marketing agreements with these companies that will permit us to advertise our products and services on their web pages. There can be no assurance that we will be able to negotiate these agreements on favorable terms or at all. Additionally, other e-commerce and music-related sites which advertise on popular web sites may have exclusive advertising relationships with such sites or may otherwise object to our attempts to enter into marketing agreements or relationships with such sites. If we cannot secure or maintain these marketing agreements on favorable terms, our business prospects could be substantially harmed.

In addition to our own technology, we use the technology of others in the creation of our products.

         Although our proprietary technology is the foundation of our products, we also use the technology of other companies in the creation and delivery of our products. Accordingly, any delay or termination by any of these third-party providers in the provision of their technologies to us could cause a disruption in the commercial distribution of our own products. Further, any material increases in the prices these providers charge us for use of their technologies could force us to increase the prices we charge for our own products or possibly make the creation and distribution of our products no longer economically feasible or desirable. We cannot assure you that any of these companies will continue to provide their technology to us in an efficient and cost-effective manner. An interruption or termination in our access to any necessary third party technologies, and our subsequent inability to make alternative arrangements in a timely manner, if at all, would have a material adverse effect on our business and financial condition.

The market may not readily accept our products.

         Demand and market acceptance for new products, such as our Worlds Ultimate 3D Chat site, are subject to a high level of uncertainty. The successful introduction of any new product requires a focused, efficient strategy to create awareness of and desire for the products. For example, in order to achieve market acceptance for Ultimate 3D Chat, we will need to educate the members of the music industry, such as record companies, record labels and recording artists, about the marketing benefits this product could provide them. Similarly, we will have to make music buyers and Internet consumers aware of this product's existence, draw users to the site and compel them to return to the site for repeat visitations. We have conducted only limited marketing activities to date and have only limited experience and financial, technical, personnel and other resources to independently undertake extensive marketing activities.

         Our marketing strategy may be unsuccessful and is subject to change as a result of a number of factors, including changes in market conditions (including the emergence of market segments other than music which in our judgment can be readily exploited through the use of our technology), the nature of possible license and distribution arrangements and strategic alliances which may become available to us in the future and general economic, regulatory and competitive factors.

         There can be no assurance that our strategy will result in successful product commercialization or that our efforts will result in initial or continued market acceptance for our proposed products.

We operate in very competitive markets characterized by the existence of large competitors and rapidly changing technology.

         The markets for our products are characterized by intense competition and increasing numbers of new market entrants who have developed or are developing potentially competitive products.

         We face competition from a growing number of companies, including online and Internet service providers, online shopping malls, online direct music retailers, online music and book sites and traditional music retailers. In addition, the very companies with which we do business, such as the record labels, may determine to create and distribute their own 3D Internet sites. Many of our competitors have advantages over us, including:

         o longer operating histories and greater financial, technical, marketing and other resources;

         o        a wider range of services and financial products;

         o        greater name recognition and larger customer bases;

         o        more extensive promotional activities; and

         o cooperative relationships among themselves and with third parties to enhance services and products.

         Our products are based upon our proprietary technology. Competitors may develop superior technology or determine as a group to adopt standards with which our technology is not compatible. Currently, there are many companies collaborating to establish standardization of the Virtual Reality Modeling Language for 3D usage on the Internet, the adoption of which may require changes to our technology.

We will need to introduce new services and products in a timely manner in order to remain competitive.

         The markets in which we compete are characterized by rapid changes in technology and customer requirements, frequent new service and product introductions and evolving industry standards which could result in product obsolescence or short product life cycles. Accordingly, our ability to compete will be dependent upon our ability to develop and successfully introduce new products into the marketplace in a timely manner and to continually enhance and improve our technology to meet the increasingly sophisticated and varied needs of our users and prospective users.

         The development and enhancement of services and products entails significant risks, including:

         o the inability to effectively adapt new technologies to our business;

         o the failure to conform our services and products to evolving industry standards;

         o the inability to develop, introduce and market service and product enhancements or new services and products on a timely basis; and

         o the nonacceptance by the market of such new service and products.

If we fail to recognize or address the need for new service or product introductions, or if we encounter any of the foregoing problems, our business and financial condition could be materially adversely effected.

Disruption in any element of our technology backbone could harm our business or limit our growth.

         We are highly dependent on our systems to process, on a daily basis, a large and growing number of transactions. We rely heavily on our web service providers, data processing systems and telecommunications systems. If any of these systems do not operate properly or are unavailable due to problems with our physical infrastructure, we could suffer disruptions of our business and damage to our reputation and the development of our brand name, any and all of which could have a material adverse effect on our business and limit our ability to grow.

         We also must ensure that users do not experience significant or frequent disruptions in their access to our web sites. Our web sites could become inaccessible for numerous reasons, including as a result of failure by our servers and/or software glitches. Web site failures could result in loss of existing users and missed opportunities to garner additional users. Accordingly, any failure to have adequate systems in place to ensure the constant monitoring and maintenance of, and accessibility to, our sites could have a material adverse effect on our business and financial results.

         Access to our sites is also directly dependent on the operating condition of the Internet in general. Our success, therefore, will depend in part upon the development and maintenance of the Internet's infrastructure to cope with increased user traffic. This will require a reliable network backbone possessing the necessary bandwidth, and the timely development of complementary products, such as high-speed modems, for providing reliable Internet access and services to users. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face similar outages and delays in the future, which could have a material adverse effect on our business and financial condition.

We cannot be certain that our network security systems won't be circumvented.

         The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and communications. We are potentially vulnerable to attempts by unauthorized computer users to penetrate our network security. If successful, those individuals could misappropriate proprietary information or cause interruptions in our services. We may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate resulting problems. In addition to security breaches, inadvertent transmission of computer viruses could expose us to the risk of disruption of our business, loss and possible liability. Continued concerns over the security of Internet transactions and the privacy of its users may also inhibit the growth of the Internet generally as a means of conducting commercial transactions.

         We rely upon encryption and authentication technology, including public key cryptography technology licensed from third parties, to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the procedures we use to protect customer transaction data. If any such compromise of our security occurs, our business, financial condition and operating results could be materially adversely affected.

We are subject to the risks associated with fluctuations in the sales of prerecorded music and related products.

         The recorded music industry has experienced an overall slowdown during the late 1990s relative to the early 1990s, a trend which is expected to continue. During the mid-1990s, several of the country's largest record store chains and many independent music shops either declared bankruptcy or went out of business as sales of prerecorded music experienced this slowdown. Industry analysts suggest several causes for this trend, including a glut of products on the market. In addition, each recording is an individual artistic work, and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Generally, in the record industry, prerecorded music is shipped to wholesalers and/or retailers on a returnable basis. Accordingly, there can be no assurance as to the financial success of any particular release, the timing of such success or the popularity of any particular artist. There can be no assurance that any of the prerecorded music producers, artists or distributors that may use our technology or our sites will be able to generate any significant revenue through such use or, if they do, that such revenue will be sufficient to recoup costs.

We are dependent on the success of the Internet as a commercial market place.

         Consumers have started to use the Internet only recently and market acceptance of the Internet as a medium for commerce and advertising is therefore still uncertain. The rapid growth of global commerce and the exchange of information on the Internet and other online networks is relatively new and still evolving, making it difficult to predict whether the Internet will prove to be a viable commercial marketplace. We believe that our future success may depend on our ability to significantly increase revenues which may require the development and widespread acceptance of the Internet and online services as a medium for commerce and advertising.

         The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high speed modems and security procedures for financial transactions. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by sustained growth. In addition, the viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols, the inability to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed to effectively support growth that may occur, our business, result of operations and financial condition would be materially adversely affected.

We face potential liability for the content delivered over our sites.

         While we intend to acquire all licenses and other rights necessary to conduct our business without violating any copyrights, there can be no assurance that we will be able to do so. Due to the nature of our business, we could become involved in litigation regarding the music, video and other content transmitted over our sites which could force us to incur significant legal defense costs, could result in substantial damage awards against us and could otherwise damage our brand name and reputation.

         In addition, because music materials may be downloaded from our sites and may be subsequently distributed to others, claims could be made against us for "pirating" and copyright or trademark infringement. Claims could also be made against us if material deemed inappropriate for viewing by children is accessed or accessible through our sites. While we carry insurance policies, our insurance may not cover these types of claims or may not be otherwise adequate to cover liability that may be imposed. Any partially or completely uninsured claim against us, if successful and of sufficient magnitude, would have a material adverse effect on us.

Government regulation may impact our operations.

         Notwithstanding the U.S. Supreme Court's decision upholding the principle that the Constitutional protections relating to freedom of speech extend to content delivered on the Internet, there are currently few laws or regulations directly applicable to the Internet and the content thereon. As a result of the increasing popularity and use of the Internet, it is possible that laws and regulations covering user privacy, responsibility for content, service pricing and quality and other issues may be adopted, modified, or changed. The adoption of any such laws or regulations may limit the growth of the Internet, which could in turn decrease the demand for our products and services and increase our cost of doing business. Inasmuch as the applicability to the Internet of the existing laws governing issues such as property ownership, libel and personal privacy is uncertain, any such new legislation or regulation or the application of existing laws and regulations to the Internet could have an adverse effect on our business and prospects.

We are dependent on certain technology we deem proprietary and may not be able to protect this technology or defend our right to use it.

         We regard our technology and various elements relating thereto as proprietary. We have not determined whether we will attempt to protect our technology with copyrights, trade secret laws, proprietary rights agreements, internal nondisclosure agreements or other intellectual property safeguards. Even if we do use such safeguards, they ultimately may not afford us complete protection and we may not be able to prevent others from independently developing know-how or accessing our know-how or software codes, concepts, ideas and related documentation.

         Although we believe that our products do not violate the proprietary rights of others, it is possible that infringement of existing or future proprietary rights of others have occurred or may occur. If our products infringe on the proprietary rights of others, we may be required to modify the design of our products or obtain licenses from the owners of the proprietary rights involved. In the event we are required to obtain any such license, there can be no assurance that we will be able to do so in a timely manner, upon acceptable terms and conditions or at all.

         There can be no assurance that we will have the financial or other resources to enforce our proprietary rights or to defend a patent infringement action against us.

Our growth may be difficult to manage.

         Growth of our business may place a significant strain on our management systems and resources and may require us to implement new operational and financial systems, procedures and controls. Our failure to manage our growth and expansion could adversely affect our business, results of operations and financial condition. Moreover, our present systems may not be adequate to accommodate rapid growth in user demand. Our inability to add additional hardware and software to upgrade our existing technology or network infrastructure to accommodate increased traffic may cause decreased levels of customer service and satisfaction. Failure to implement new systems effectively or within a reasonable period of time could adversely affect our business, results of operations and financial condition. We also intend to introduce additional or enhanced features and services to retain current users and attract new users to our web site. If we introduce a feature or a service that is not favorably received, our current users may not use our web site as frequently and we may not be successful in attracting new users. We also may experience difficulties that could delay or prevent us from introducing new services and features. Furthermore, these new services or features may contain errors that are discovered only after they are introduced. We may need to significantly modify the design of these services or features to correct errors. If users encounter difficulty with or do not accept new services or features, our business, results of operations and financial condition could be adversely affected.

It is important that we build awareness of our brand and business.

         Although we intend to devote increased amounts of capital to creating and maintaining brand loyalty and raising awareness of our products and services, our failure to advertise and market our products and services or brand effectively could cause our business to suffer. Our success in promoting our brand also will depend on our success in providing our customers high-quality products and services and a high-level of customer satisfaction.

Our business could be significantly disrupted if our systems and the systems of others prove not to be year 2000 compliant.

         We may realize exposure and risk if the systems on which we are dependent to conduct our operations are not Year 2000 compliant. Because we are largely dependent on our ability to conduct our operations through the Internet, any significant disruption of this computer infrastructure caused by the Year 2000 problem could significantly interfere with our business operations. Our potential areas of exposure include products purchased from third parties, computers, software, telephone systems and other equipment used internally. Although we have not experienced any disruptions in our operations due to Year 2000 issues, disruptions may occur in the future. If our efforts to address Year 2000 compliance issues turn out to be unsuccessful, or if vendors with whom we conduct business unsuccessfully addressed such issues, our business, operating results and financial position could be materially and adversely affected.

We are dependent on key personnel and need to hire and retain other talented employees.

         Our success is dependent, in part, on the personal efforts of Steven Chrust, our Chairman of the Board, Thomas Kidrin, our Chief Executive Officer, and other key personnel. We have a consulting agreement with Mr. Chrust's consulting company which has a term through April 2002, but this agreement does not require Mr. Chrust to devote any specified amount of time with respect to our company. We do not currently have an employment agreement with Mr. Kidrin, although, we maintain "key-man " insurance on his life in the amount of $1,000,000. The loss of either Mr. Chrust's or Mr. Kidrin's services could have a material adverse effect on our business and prospects. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial, and other personnel. We do not currently have a Chief Financial Officer or other personnel to fill key management and marketing positions. Competition for qualified personnel is intense and we may not be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on our business and operations.

Possible issuances of our capital stock would cause dilution to our existing shareholders.


         While we currently have approximately 18,900,000 shares of common stock outstanding, we are authorized to issue up to 65,000,000 shares. Therefore, we will be able to issue a substantial number of additional shares without obtaining shareholder approval. In the event we elect to issue additional shares of common stock in connection with any financing, acquisition or otherwise, current shareholders could find their holdings substantially diluted, which means they will own a smaller percentage of the our company.


Certain shareholders control a substantial portion of our outstanding common stock.

         Our executive officers, directors and principal shareholders own a significant portion of the outstanding shares of our common stock. Accordingly, these persons, acting together, will be able to influence the election of our directors and thereby influence or direct our policies. Further, two directors and a principal shareholder have agreed to vote all of their shares for the election of Mr. Steven Chrust, our Chairman of the Board, as a director through April 2002.

No dividends have been paid on our common stock.

         To date, we have not paid any cash dividends on our common stock and we do not expect to declare or pay dividends on the common stock in the foreseeable future. In addition, the payment of cash dividends may be limited or prohibited by the terms of any future loan agreements.

The market price of our common stock is very volatile.

         The price of our common stock historically has been subject to wide price fluctuations. In addition, the daily volume of our shares traded on the OTC Bulletin Board has been relatively small. Therefore, our shareholders may not always be able to sell their shares of common stock at the time they want or at the most advantageous price.


We are subject to "penny stock" regulations.



         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information on penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse), the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.


         These requirements may reduce the level of trading activity, if any, in the secondary market for our common stock. As a result of the foregoing, our shareholders may find it more difficult to sell their shares. We intend to apply for inclusion of our securities in the Nasdaq Stock Market as soon as we meet the applicable requirements. We may not meet such requirements in the near future or at any time.

The exercise or conversion of outstanding options and warrants into common stock will dilute the percentage ownership of our other stockholders. The sale of such common stock in the open market could adversely affect the market price of our common stock.


         There are outstanding options and warrants to purchase an aggregate of approximately 4,715,000 shares of our common stock and more options will be granted in the future under our employee benefit plans. Substantially all of the shares of common stock underlying such securities are or will be registered for resale under the Securities Act. The exercise or conversion of outstanding stock options, warrants or other convertible securities will dilute the percentage ownership of our other stockholders. In addition, any sales in the public market of shares of our common stock issuable upon the exercise or conversion of such stock options or warrants, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.


The sale of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

         Substantially all of our currently outstanding shares of common stock have been registered for sale under the Securities Act, are eligible for sale under an exemption from the registration requirements or are subject to registration rights pursuant to which holders may require Worlds to register such shares in the future. Sales or the expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact. You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects," "believes," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward- looking statements. Factors that might cause such a discrepancy include those discussed in "Risk Factors" and elsewhere in this prospectus. You are cautioned not to place undue reliance on any forward-looking statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the financial statements and related notes which are included elsewhere in this prospectus. Statements made below which are not historical facts are forward-looking statements. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, our ability to complete development and then market our products, competitive factors and other risk factors detailed herein. See "Risk Factors" and "Special Note Regarding Forward-Looking Statements."

Corporate Background

         Our predecessor was formed in April 1994 to design, develop and commercialize 3D multi-user tools and technologies for the Internet market. From inception through 1997, our predecessor's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, custom production work, and research and development. In the third quarter of 1996, our predecessor launched its first commercial user-oriented 3D chat site, Worlds Chat 1.0, and began selling the client interface software through direct sales channels. These sales were nominal. In October 1996, our predecessor introduced its first commercial toolset for developing 3D multi-user applications. In the first quarter of 1997, our predecessor became insolvent and terminated most of its personnel. We thereafter acquired the enterprise through the Mergers in December 1997.

Overview

         During the fourth quarter of 1998, we completed the development of our Gamma development tool kit. This technology is the foundation of our existing and planned product offerings. In early 1999, we embarked on our strategy to commercialize our technology. We are following an aggressive growth strategy by rapidly exploiting our technology to create 3D chat, entertainment, information and e-commerce sites for our company and for third parties. We seek to establish Worlds.com as the leading producer of 3D portals, web sites and content.

         Revenues

         Historical revenues prior to 1998 were generated by our predecessor primarily through production service activities and sales of technology licenses. Following our strategy, we generate revenues in the following manner:


         o sales of music and sports related products through our 35 e-commerce web sites which essentially are artist-specific online stores and include sites such as DavidBowieStore.com, RickyMartinStore.com, U2Store.com, EltonJohnStore.com and BruceSpringsteenStore.com, among others;


         o        the production of 3D promotion sites for third parties;

         o VIP subscriptions to our Worlds Ultimate 3-D Chat service and services that we provide to Freeserve and Roadrunner;

         o development and operation of 3D chat and entertainment sites for third parties;

         o        on-line advertising revenues; and

         o        e-commerce commissions and fees.

         To date, we have used our technology to develop numerous 3D chat sites and promotional sites and related products for our company and third parties. We have also been actively pursuing strategic alliances with a number of companies that can provide exposure and distribution of our products and technology. We recently entered into agreements with six major companies in the Internet arena, including Excite@Home, Road Runner and Freeserve, among others, under which we produce 3D sites and related products. We are also in negotiations with other entities for numerous additional projects. No assurance can be given that any negotiations will lead to the consummation of any additional agreements.

         During 1999, we put an experienced management team in place to manage the expected growth in our businesses in 2000. We expect our e-commerce sales to grow as we add music and sports related as well as other online stores at an anticipated rate of four a quarter.




         During the first quarter of 2000, we began to generate increased advertising revenue through our relationship with Freeserve. We expect our advertising and related revenue to grow as we add advertising to our 3D chat sites on Freeserve and continue to receive advertising revenue from our 2D sites.



         We also expect to see our revenue grow as we rollout 3D entertainment sites we are developing with e- New Media and ShinWon Telecom.

         Our VIP subscriptions are continuing to grow in 2000. Our subscriptions for the first quarter of 2000 were higher than the first three quarters of 1999.


         Expenses

         We classify our expenses into three broad groups:

         o        research and development;

         o        cost of revenues; and

         o        selling, general and administration.


         During the first quarter of 2000, we continued the implementation of our new business plan. Significant expenditures were incurred in connection with:


         o        the commercialization of our Gamma technology;

         o        maintaining our new-commerce sites; and

         o building a management team to develop the infrastructure required to handle and promote rapid growth.

         Software development costs, consisting primarily of salaries and related expenses, incurred prior to establishing technological feasibility are expensed in accordance with Financial Accounting Standards Board (FASB) Statement No. 86. In accordance with FASB 86, we will capitalize software development costs at such time as the technological feasibility of the product has been established. We began capitalizing our software costs in the fourth quarter of 1998 with the commercial release of three products, AnimalHouse.com, BowieWorld and Worlds Ultimate 3D Chat. At December 31, 1999, approximately $1,353,000 of such expenditures had been capitalized. For the three months ended March 31, 2000, we did not capitalize any software development expenditures.


Results of Our Operations


         The following data extracted from the attached unaudited financial statements compares the results of our operations for the three months ended March 31, 2000 to the three months ended March 31, 1999. The following data extracted from the attached audited financial statements compares the results of our operations for the twelve months ended December 31, 1999 to the twelve months ended December 31, 1998 and the period April 8, 1997 to December 31, 1997.



                                                                               Period from
                                            Three Months Ended March 31,       April 8, 1997           Year ended December 31,
                                            ----------------------------      (inception) to           -----------------------
                                                      (unaudited)              December 31,
                                                 1999           2000               1997                 1998             1999
                                            --------------------------------------------------------------------------------------
Net revenues............................    $  35,177      $   180,023       $     1,420            $    29,110      $    507,499
Costs and expenses:
     Cost of revenues...................      (21,464)         (69,951)             -                   (29,279)         (318,553)
     Selling, general and
     administrative.....................     (615,815)      (2,091,689          (675,030)            (2,650,703)       (3,428,236)
     Research and development...........          -              -                  -                  (992,932)            -
     Acquired research and
     development........................          -              -            (6,135,538)                  -                -
        Operating loss                       (602,102)      (1,981,617)       (6,809,148)            (3,643,804)       (3,239,290)
Other income (expenses):
     Gain resulting from reversal of
     certain predecessor liabilities....          -              -                  -                   810,140             -
     Interest income....................       12,786           15,751            13,593                124,006           56,945
     Interest expense...................      (38,922)      (2,008,495)          (16,692)              (111,570)        (157,155)
        Loss before extraordinary
        item                                      -              -             (6,812,247)           (2,821,228)      (3,339,500)
Extraordinary item - gain on debt
settlement..............................          -              -                125,776               172,547             -
Net loss................................    $(628,238)     $(2,008,495)       $(6,686,471)          $(2,648,681)     $(3,339,500)

Three months ended March 31, 2000 compared to three months ended March 31, 1999



         We continued generating advertising revenue in the first quarter of 2000 through our relationship with Freeserve. We also realized other royalty revenues by licensing our technology to third parties. Our first quarter of 2000 revenues were $180,023, compared to revenues of $ 35,177 during the first quarter of 1999, an increase of 411%. Compared to the last quarter of 1999 our revenues decreased by 32% due to seasonality of our e-commerce merchandise business.



         Selling, general and administrative expenses were $2,091,689 for the three months ended March 31, 2000 as compared to the three months ended March 31, 1999 of $615,815. This represented an increase of $1,475,874. This increase was attributable to higher costs associated with building a new management team to develop the infrastructure required to handle and promote rapid growth, implementation of our contractual relationships with our strategic partners, increasing the number of and maintaining our new e-commerce sites and legal and professional fees.



         Other income included $15,751 of interest income for the three months ended March 31, 2000 earned from the remainder of the proceeds of our share offerings as compared to $12,786 for the three months ended March 31, 1999. Other expenses included interest expense of $42,629 directly attributable to our predecessor's notes payable for the three months ended March 31, 2000. Interest expense for the three months ended March 31, 1999 was $38,922.



         As a result of the foregoing we incurred a net loss of $2,008,495 for the three months ended March 31, 2000, compared to a loss of $628,238 for the three months ended March 31, 1999, an increase of $1,380,257.


Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

         Revenues consisted primarily of e-commerce sales through our website. Further, we started generating advertising revenue in November 1999 through our relationship with Freeserve. We also realized nominal royalty revenues by licensing our technology to third parties. Our fourth quarter revenue growth was significant, with revenues generated during the fourth quarter representing 52% of our total revenue for 1999. Revenue for 1999 was $507,499 and had associated direct costs of $318,553, compared to $29,110 in revenue and $29,279 of direct costs for the same period in 1998.

         Selling, general and administrative expenses were $3,428,236 for the year ended December 31, 1999. This represented an increase of $777,533 from $2,650,703 for the year ended December 31, 1998. This increase was attributable to the higher costs associated with maintaining our new-commerce sites, legal and professional fees, and building a management team to develop the infrastructure required to handle and promote rapid growth.

         We incurred no research and development costs during the year ended December 31, 1999 as compared to $992,932 for the year ended December 31, 1998. This is directly attributable to the fact that since our technology is now technologically feasible, (i.e., it works), all expenses for research and development are now capitalized. For 1999, $1,193,190 of such expenditures were capitalized.

         Other income included $56,945 of interest income for the year ended December 31, 1999 earned from the remainder of the proceeds of our share offerings as compared to $124,006 for the year ended December 31, 1998. Other expenses included interest expense of $157,155 directly attributable to our predecessor's notes payable for the year ended December 31, 1999. Interest expense for the year ended December 31, 1998 was $111,570.

         As a result of the foregoing we incurred a net loss of $3,339,500 for the year ended December 31, 1999, compared to a loss of $2,648,681 for the year ended December 31, 1998, an increase of $690,819. The loss in the 1998 period was after an extraordinary gain of $172,547.

Year Ended December 31, 1998 Compared With Period from April 8, 1997 (inception) through December 31, 1997


         Our primary activities during 1998 were signing three contracts to produce content for music related web sites, completing a small financing and attempting a merger for additional financing that was not consummated, completing development of certain products, releasing a new version of Worlds Chat and developing and operating a web site for the sale of music related merchandise. Our primary activities during the period from April 8, 1997 through December 31, 1997 consisted of the start-up activities of our predecessor and our formation of WAC, negotiation and consummation of the Mergers, administration of post- Merger legal and business matters, the completion of a private placement, and the negotiation and compromise of debts of our predecessor.


         Revenues were nominal at $29,110 during 1998 as compared to $1,420 in 1997, due to almost total lack of sales directly attributable to the fact that its WorldsStore.com web site was not operational until November 1997.

         Selling, general and administrative expenses were $2,650,703 during 1998 as compared to $675,030 in 1997 for this period and consisted largely of overhead, expenses relating to development of our predecessor's web sites and content for the contracts within the music industry, professional fees and other expenses incurred in connection with the Mergers and other transactions, representing an increase of $1,975,673.

         An expense of $6,135,538 was incurred during 1997 for the acquisition of research and development from our predecessor, being the sum of the negative net worth of our predecessor, plus the value of the 1,999,996 shares of our common stock given in exchange for all the outstanding stock of our predecessor at the time of the Mergers. We invested $992,932 during 1998 in research and development for the completion of the development of our Gamma technology.

         We had net interest income during 1998 of $12,436 as compared to net interest expense of $3,099 in 1997, primarily attributable to more earned on the funds raised in financings than accumulated on our predecessor's notes payable.

         We also realized an extraordinary gain of $172,547 during 1998 as compared to $125,776 during 1997, by settling debts of predecessor at less than face value.

         As a result of the above, plus a recorded gain of $810,140 resulting from the reversal of certain items previously recorded as liabilities of our predecessor, our net loss for 1998 (including the extraordinary gain on debt settlement of $172,547) was $2,648,681 as compared to a net loss of $6,686,471 during 1997.

Liquidity and Capital Resources


         At March 31, 2000, we had working capital of $338,025 and cash and cash equivalents in the amount of $2,707,163. At March 31,2000 we had proceeds from a private placement in transit of $1,255,373. Included in the working capital calculation is a convertible promissory note payable to one of our stockholders (maturing December 3, 2000) for $1,685,000, and a note payable to such stockholder (maturing December 2000) for $250,000.

         At March 31, 2000, our total liabilities were $4,141,975, including the current term portion of notes payable of $2,064,995.



         In March 2000, we consummated a private placement, selling an aggregate 976,598 shares of common stock. Each share cost $3.52. We raised net proceeds of $3,243,957.



         In April 2000, we entered into agreements with four investors to sell an aggregate of 142,045 shares of common stock at $3.52 per share. From the $500,000 total offering price, aggregate net proceeds to us from these sales were $465,000.


         Net cash provided from financing activities, net of operating and investing activities from January 1, 1999 through December 31, 1999 was $239,416. At December 31, 1999, we had a working capital deficit of $1,441,900 and cash and cash equivalents in the amount of $1,821,180. The negative working capital is primarily the result of a convertible promissory note payable to one of our stockholders (maturing December 3, 2000) for $1,685,000, and a note payable to such stockholder (maturing December 2000) for $250,000.

         On December 3, 1997, the Mergers were deemed to close as well as the first round of a private placement of our common stock raising gross proceeds of $3.8 million, by selling 3.8 million shares, of which we netted approximately $3,166,000. We also acquired approximately an additional $560,000 from one of the other parties to the Mergers. In addition, as a result of the Mergers by operation of law, we assumed our predecessor's then liabilities of approximately $4.6 million, the majority of which has since been paid or renegotiated. At December 31, 1999, our total liabilities were $3,803,146, including the current term portion of notes payable of $2,054,996.

         Prior to the Mergers, we had 910,000 shares outstanding. Effective December 31, 1997, we closed on an additional $585,000 of gross proceeds from the private offering, of which we netted $529,000, and issued an additional 585,000 shares of common stock and on January 2, 1998 received an additional $30,000, of which we netted $26,500, and issued an additional 30,000 shares. In June 1998, we closed on a secondary offering of $1,832,000 gross proceeds, of which we netted $1,715,800 by selling 1,832,000 shares at $1.00 per share.

         In June and August 1999, we consummated two tranches of a private placement, selling an aggregate of 59 units. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock. At September 30, 1999, we had raised gross proceeds of $3,540,000.




         Our capital requirements relating to the commercialization of our technology and the development of our web sites and related content have been and will continue to be significant. Commercialization will require capital resources greater than what we have now currently available to us. During the periods that we experience net losses, we expect to be dependent upon sales of our capital stock and debt securities to finance our working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that our existing capital resources will satisfy our capital requirements through at least November 2000. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. Accordingly, we will need to raise additional capital during 2000, which may be in the form of equity or debt financing. Any issuance of equity securities would dilute the interest of our shareholders. Additionally, if we incur debt, we will become subject to risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal and interest on any such debt. While we hope to raise additional financing, we have no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing, particularly the significant amounts of financing that would be required, will be available to us on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on our business, including possibly requiring us to significantly curtail or cease operations.

Effect of Recent Accounting Pronouncements


         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which requires entities to recognize all derivative financial instruments as either assets or liabilities in the balance sheet and measure these instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal years beginning after June 15, 2000. We do not presently enter into any transactions involving derivative financial instruments and, accordingly, we do not anticipate that the new standard will have any effect on our financial statements.

                                    BUSINESS


General

         Worlds.com is a leading 3D entertainment portal, which leverages our proprietary technology to offer visitors a network of virtual, multi-user environments. In support of this portal and our overall business strategy, we design and develop software, content and related technology for the creation of interactive, three- dimensional Internet web sites. Using our technology, we create our own Internet sites, as well as sites available through third-party online service providers, such as Freeserve, the largest Internet service provider in the United Kingdom, and Time Warner's Road Runner service, one of the two largest cable-modem based Internet service providers in the United States.

         Sites using our technology allow numerous simultaneous visitors to enter, navigate and share interactive "worlds," which are 3D spaces featuring animation, motion and content. Our 3D Internet sites are designed to promote frequent, repeat and prolonged visitation by users by providing them with unique online communities featuring dynamic graphics, highly useful and entertaining information content, and interactive capabilities. We believe that our sites are highly attractive to advertisers because they offer access to demographic-specific user bases comprised of people that visit the site frequently and stay for relatively long periods of time.

         Our premiere site is Worlds Ultimate 3D Chat (www.worlds.com), an interactive site employing our 3D technology which is targeted towards the music industry. Visitors to Worlds Ultimate 3D Chat adopt an alter ego in the form of one of hundreds of avatars, which are 3D characters that can be moved through the many virtual "worlds" of Worlds Ultimate 3D Chat. The user moves his or her avatar through these worlds using a mouse or keyboard arrow keys and can:

        o engage other avatars in one-on-one text-based or real voice-to-voice discussions;

        o enter theme-based chat rooms featuring group discussions on numerous music styles, specific recording artists and other topics;

        o         experience interactive advertising and promotions;

        o access information on various recording artists, concert schedules and other music-related and nonmusic-related information;

        o         view new music videos by leading recording artists;

        o listen to selections from newly released CDs by numerous recording artists;

        o purchase music and recording artist-related merchandise online; and

        o         enter pay-access areas as a VIP subscriber.

         Currently, almost all Internet sites are entirely two-dimensional with limited graphic and interactive capabilities because existing technological barriers typically prevent the delivery of high-quality 3D graphics and motion imagery. Typically, in order for sites to provide users with high-quality 3D graphics on the Internet, such users must have very powerful computers and both the user and site provider must have access to high-capacity communications channels for the movement of the large amount of data that must be delivered to provide 3D motion. Our technology, however, circumvents these limitations by delivering a large portion of the necessary software and data through off-line channels, such as CDs and CD-ROMs, with only the interactivity information being transmitted online. This allows almost any home computer with a traditional modem to enjoy our interactive 3D sites.

The Market

         A growing number of people access the Internet as a part of their daily routine. They are embracing the Internet as a point of access for communications, entertainment and shopping. The emergence of broadband delivery capabilities, such as that provided by Road Runner to its customers through cable modems, and other technologies will promote even greater growth in the use of the Internet.

         The Internet has extended the capabilities of traditional media products such as music. By making these products, which were previously used by consumers on a passive basis, interactive, the Internet can broaden and prolong their appeal. The Internet is also creating new opportunities for businesses to reach customers on a cost-efficient, demographic-specific basis. Advertisers are increasingly giving their online advertising business to sites that can provide them with access to user bases comprised of repeat users who tend to stay at the site for meaningful periods of time.

         The Internet is currently a flat, 2D media. However, it can be a robust, immersive, interactive world, with 3D capabilities enhancing the Internet experience as color enhanced the TV experience. We believe that sites that provide users with exciting 3D interactivity via the Internet, a sense of community and attractive online purchasing opportunities will garner user bases that have the characteristics that appeal to users, sponsors and advertisers.

         We have a unique opportunity to exploit our technology to create Internet sites that represent concrete e-commerce revenue generation models because they are unique, fun and helpful to users on a repeat- visitation basis. In turn, these users can be targeted by advertisers on a demographic-specific basis to create meaningful revenue opportunities.

Our Strategy

         Our goal is to become a leading provider of interactive 3D Internet sites where entertainment content, interactive chat and e-commerce opportunities converge to provide communities for users and advertisers. Keys to achieving our goal are:

         Initially producing interactive multimedia music-related 3D sites. We believe that music readily lends itself to exploitation through web sites utilizing our technology. Music is a universal theme that appeals to all people and accordingly, music-based sites, such as Worlds Ultimate 3D Chat, have the capability of drawing a wide range of users. We also believe that the highly graphic, interactive nature of sites using our technology appeals to users drawn to music-based sites, differentiates such sites from other music-based sites and thereby encourages repeat visitation. Because our technology allows for the creation of multiple worlds accessible from a web site, it allows such sites to segregate users of different tastes and demographics. For example, the various worlds of Worlds Ultimate 3D Chat focus on specific categories of music including:

         o        alternative;

         o        jazz;

         o        rock;

         o        pop;

         o        country; and

         o        hip-hop.

Accordingly, advertisers at Worlds Ultimate 3D Chat are able to place their online advertisements and e- commerce links in specific worlds, thereby focusing their advertising efforts on targeted user groups.

         Creating effective offline distribution partnerships with recording artists and their record companies. We regularly seek to enter into alliances with recording artists and their record companies by which we gain access to the excess capacity on their music CDs to distribute our Worlds Ultimate 3D Chat and other software. CDs utilizing such excess capacity in this or a similar manner are commonly referred to as CD+ or enhanced CDs. We believe that the distribution of music on these types of CDs is an attractive alternative to recording artists and their record companies as it creates opportunities for them to expand the sale of their music through differentiation of their CDs, creates a new channel of distribution for the sale of products related to the artists, and aids in the promotion of the artists in general. We have entered into relationships with companies representing David Bowie and the group Hanson, and we are currently in negotiations with several major record companies with respect to the distribution of our 3D technology and content.

         Creating Other Services Using Our Interactive 3D Technology. In addition to Worlds Ultimate 3D Chat, we seek to create other marketable products and services based on our technology. During late 1998, we completed development of our technology tool kit "Gamma." Gamma is our software platform for the creation and delivery of 3D graphics and multiuser functionality for Internet web sites, such as those we have developed for Freeserve and Road Runner.

         Pursuing Alliances and Cross Promotional Opportunities. We are also pursuing opportunities to provide our 3D Internet technology and content to other companies. In this regard, we recently entered into agreements with:

         o Road Runner, pursuant to which we provide them with a co-branded area on the Road Runner music channel and its new "Hang" channel, which allows their subscribers to access 3D interactive chat and music-related content;

         o Freeserve, pursuant to which we are creating co-branded traditional 2D and proprietary 3D chat sites which are accessible by Freeserve's members;

         o Recording artist Hanson, pursuant to which we used our technology to create a special CD+ for distribution to the Hanson fan club during June and July 1999;

         o Polygram Merchandising, pursuant to which we market and sell Polygram Merchandising's recording-artist merchandise on our sites; and


         o Excite@Home, pursuant to which we will provide Excite@Home with high-quality e-commerce content.

         Creating Brand Identity for Worlds.com. Public awareness of our site and products is critical to our success. We will build this awareness through a high-profile public relations and marketing effort and by building relationships with other Internet companies and music companies. Worlds Ultimate 3D Chat and our other products will be marketed through online and other efforts. Ultimately, we seek to build a reputation as a leader in 3D technology and content for the Internet.

Our Technology

         During 1998, we directed our efforts toward completing development of our Gamma development tool kit. Our development efforts are now focused on adapting the Gamma tool kit to produce three-dimensional portals and web sites for Worlds.com and third parties.

         The Gamma Development Kit, our third generation and newest 3D toolset, was completed in the second half of 1998. We believe that Gamma delivers a considerably faster frame rate for user experiences and, in some cases, a meaningful productivity increase in art production and integration over its previous generation production tools. We have successfully utilized the Gamma tool kit in the development of 3D content for David Bowie's 3D on-line environment, BowieWorld, as well as our recently released Worlds Ultimate 3D Chat. A major part of the Gamma platform was also utilized in the 3D AnimalHouse project which we created for Universal/Hyundai and in our e-commerce site, WorldsStore.com.

         The Gamma tool kit has substantial elements written in Sun Microsystem's programming language, Java, including the WorldsBrowser Gamma and the WorldsShaper Gamma so we expect that it can be made portable across Windows and UNIX Platforms because of Java's platform independence.

         The Gamma technologies include:

         o WorldsShaper Gamma: The WorldsShaper Gamma is an advanced compositing 3D building tool that integrates pre-existing or custom content, such as 3D models created in Kinetix's 3D Studio, textures or images created in Adobe's Photoshop, or midi or wave sound files, with foundation world architectural geometry and interactive behaviors and actions written in Java. The architectural building blocks for creating 3D worlds, the flexibility and power of integrating professional modeling and imaging tools, and the extensibility via Java make the WorldsShaper Gamma a tool well-suited for rapid world creation. Additional Application Programming Interfaces for more sophisticated, programmatic control of the spaces will also be included. Initially, the WorldsShaper Gamma will only output in our proprietary file format.

         o WorldsServer Gamma: The WorldsServer Gamma is the server software that we anticipate using to control and operate its on-line virtual community, Worlds of Worlds. The WorldsServer Gamma manages the registration and authentication of users, the locations of users within the 3D environment, the physical structure of the 3D environment, all information regarding objects that are "shared" by the participants and any of the interactions between the users such as text chat.

         o WorldsBrowser Gamma: The WorldsBrowser Gamma is used to access the 3D environments created with the Worlds Gamma Development Kit. The browser is optimized for speed, delivering relatively fast frame rates per second in highly textured virtual 3D worlds.

         o Worlds Gamma Libraries: The Worlds Gamma Libraries are composed of sample worlds, textures, models, avatars, actions, sensors, sounds, motion sequences, and other behaviors.

         The markets for our products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, our ability to compete will be dependent on our ability to enhance and upgrade Worlds Gamma in a timely manner. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable or that we will be able to successfully enhance our products or develop new products.

Our Products

         Worlds Ultimate 3D Chat

         We own a proprietary online 3D Internet chat site known as Worlds Ultimate 3D Chat. Originally launched as Worlds Chat, another proprietary 3D chat site we still operate, it is an upgraded version using our newest technology. The 3D environment was originally created by our predecessor and launched in 1996 to test its technologies and to learn about user behaviors and preferences in 3D environments. Our 3D technology enhances users' chat experiences by allowing users to see a representation of each other in the form of highly textured characters, known as avatars, and to explore a 3D environment together. Avatars can be created by the individual or chosen from pre-defined figures in our library. Users communicate with each other through text chat, as well as voice-to-voice chat. The client interface for the Worlds Chat environment was originally distributed through a free download and later was sold on a CD which has a greater selection of avatars, persistent user names, and access to six virtual worlds with over 500 rooms, compared to 100 available in the free demo version.

         We believe that the user base to the Worlds Ultimate 3D Chat site will develop into a valuable asset. Although we have no plans to build advertising or subscription revenues through the original Worlds Chat site, such revenues may be generated in the future. We are also attempting to market a customized version of this product for Intranet applications by corporations. Currently, we collect the name and e-mail address from our Worlds Ultimate 3D Chat users and the name, address, and credit card information from our direct customers. Worlds Ultimate 3D Chat also contains an e-commerce component, which we believe is the first commercial real 3D virtual store online, selling music merchandise of major recording artists including Elton John, David Bowie, Spice Girls, U2, Hanson, John Mellencamp, Shania Twain and others.

         In order to rapidly increase the number of potential subscribers to our 3D music sites, we recently began to offer a modified demo version of our Worlds Ultimate 3D Chat product as a free download. By reducing the price barrier, we hope to generate new members to our Chat service. These new members may be matriculated to the 3D music sites when launched and to our e-commerce web site. The proliferation of Worlds Ultimate 3D Chat may also increase corporate brand identity that could translate into valuable consumer data and related advertising potential. The strategy of a free distribution model is comparable to the marketing strategy implemented by Netscape, Hotmail, Geocities and Tripod. The strategic objective is to rapidly establish market segment dominance in order to increase sales to a large user base.

         Freeserve


         In 1999, we entered into two agreements with Freeserve, the largest Internet service provider in the United Kingdom and a subsidiary of Dixons Group. Pursuant to these agreements, we serve as the official and exclusive 2D and 3D Internet broadband chat service and content provider for Freeserve. The agreement calls for a sharing of advertising and related revenues generated by these sites. In November 1999, we began selling advertising on Freeserve's site.



         Road Runner

         In 1999, we entered into an agreement with Road Runner to create Road Runner/Worlds.com, a co- branded area on the Road Runner service. Road Runner is a high-speed online service owned by Time Warner, MediaOne Group, Microsoft Corp., Compaq, and Advance/Newhouse. Our agreement with Road Runner permits all Road Runner subscribers to participate in an entirely new, interactive online experience. The co-branded area we created highlights the latest technology in the Road Runner music channel. Road Runner's agreement with us is the first entered into by Road Runner with a 3D technology and broadband content provider for the Road Runner music channel.

         e-New Media

         In 1999, we entered into an agreement with e-New Media 3D Company Ltd. in which we will create 10 virtual Asian language and style chat and entertainment worlds for the Far East region. Pursuant to the agreement, we will provide two customized web sites with real time text chat capability in the traditional Chinese, simplified Chinese, Japanese, Bahasa (for Indonesia) and Thai languages.

         ShinWon Telecom

         In early 2000, we entered into an agreement with ShinWon Telecom, a privately held telecommunications and cable television provider in South Korea, pursuant to which we will create a Korean language chat and entertainment web site which will be available through our portal and which will take advantage of our proprietary 3-D technology. We believe that by having the ShinWon site reside on our portal, we will be accessible to the large and growing Korean population in the United States.

         Powernet Telecom

         In 2000, we entered into an agreement with Powernet Telecom, an Internet service provider in the United Kingdom. We will provide Powernet with 3D interactive chat and entertainment sites through the Worlds.com 3D entertainment portal.

         GQ Magazine Enhanced CD

         In 1999, we entered into an agreement with GQ magazine pursuant to which more than 700,000 enhanced CDs containing our Worlds Ultimate 3D Chat software were included with the November 1999 issue of GQ.

         Hanson

         In 1999, we entered into an agreement with Hansonopoly Inc. to create a special CD with our 3D Internet technology and content. This CD includes various 3D environments for Hanson's fan club, "MOE." Hanson is a platinum recording group that has sold more than 10 million CDs worldwide since 1997. The CD allows the members of Hanson's fan club to enter, explore, and meet each other in a visually rich environment. This fan club CD also includes several songs by Hanson as well as video footage. The CD was distributed in June and July 1999.

         In addition, in March 2000, we entered into an agreement to carry a live cybercast to users of our site and other sites of Hanson's performance at the Bowery Ballroom in New York City.

         Universal/Hyundai - Animal House.com

         In 1999, we entered into a contract with Universal Studios in partnership with Hyundai to create a 3D Animal House site which has been encoded on a music CD containing songs from 10 Universal recording artists. As part of the launch of Animal House.com, Universal distributed 1,000,000 of the enhanced CD's targeted to college students. We currently have the 3D Animal House site created for this project encoded on the Worlds Ultimate 3D Chat CD.

         Polygram

         We also entered into an agreement with Polygram merchandising to develop and maintain the SuperStarSuperstore.com web site employing an e-commerce engine to sell music merchandise of major recording artists including Elton John, Hanson, U2, Spice Girls, Sting, Shania Twain and others. We developed the 3D stores for these artists and they are included on the Worlds Ultimate 3D Chat CD. In conjunction with this 3D site, we launched our WorldsStore.com, an HTML, 2D, commerce site that offers the same merchandise as the 3D store to consumers who wish to access these artists' stores through traditional HTML pages on the Internet.

         David Bowie

         In 1999, we entered into an agreement with UltraStar Internet Services LLP to create and operate the official 3D David Bowie environment entitled "BowieWorld." The development of BowieWorld was completed and released in January 1999. As part of the agreement, we have the exclusive rights to create the 3D DavidBowieStore.com to sell selected Bowie merchandise and the non-exclusive rights to operate a traditional HTML, or 2D, DavidBowieStore.com. A direct link from David Bowie's official site, DavidBowie.com, has recently been placed on the home page of DavidBowie.com that directs the user to our David Bowie Internet store.

Competition

         The markets in which we currently operate and those we intend to enter are characterized by intense competition and an increasing number of new market entrants which have developed or are developing competitive products. We will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, software companies, and online and Internet service providers. We believe that competition will be based primarily on ease of use, price and features, including communications capabilities and content.

         In addition, certain companies have developed or may be expected to develop technologies or products in related market segments which could compete with certain technologies or products we are developing. We expect that such companies, as well as other companies including established and newly formed companies, may attempt to develop products that will be in direct competition with us. Certain of these competitors have substantially greater financial, technical, marketing, distribution personnel and other resources than we do, permitting such companies to implement more extensive marketing campaigns than we can.


         Technologically, our target market is sought after by a combination of numerous recent start-ups and well established 3D graphics companies. Each company has a slightly different focus and each claims a different combination of product offerings. Our product solution includes three major components: tools for building 3D worlds known as shapers, servers for distributing those worlds and making those worlds multi-user, and browsers that enable end-users to enter and experience those worlds. Many of our competitors in this market have adopted VRML and VRML 2.0 scene description language as their file format and have limited their expertise and scope to only one of the above categories. VRML is an early industry attempt to provide standard protocols for 3D Internet experiences.

         Many companies now compete with us in one way or another and new ones may emerge in the future. The competition may be through entry into the same markets, or through technology that either obviates our advantages or lowers the barrier to entry in one of our markets.

         Besides technological competition, we will be competing with established online music retailers that have substantial resources and established user bases. Among the leaders in non-3D online music web sites are Amazon.com and CDNow. Each of these companies, as well as others that are currently selling on-line music related products, including CDs and other merchandise, have financial and management resources significantly in excess of our resources. These companies have established themselves with consumers as music merchandise and music review destinations; they all sell music-related products and have generated revenues in online sales.

         Notwithstanding the foregoing, to the best of our knowledge, no other company is currently offering a product that integrates 3D Internet technology with a music industry content application similar to that which we are now offering.

Employees


         We currently have 25 full time employees. None of our employees are represented by a labor union. We believe that relations with our employees are good.


Community Leaders Monitoring Program

         We recently implemented a program through which certain users of Worlds Ultimate 3D Chat are given the opportunity to volunteer as online Community Leader Monitors. These volunteers monitor our community chat rooms, making sure that users comply with our terms of service and otherwise refrain from obscene or inappropriate behavior. We reward each of these volunteers with free V.I.P. service for our Worlds Ultimate 3D Chat.

Properties

         Our principal executive offices are located at 15 Union Wharf, Boston, Massachusetts 02109 where we lease approximately 2,500 square feet of office space at a base rent of approximately $50,000 per year. The initial term of the lease expires in September 2000. We also have a facility in San Francisco, California where we lease approximately 2,500 square feet of office space at a base rent of $2,500 per month. The lease in San Francisco is on a month-to-month basis.

Legal Proceedings

         We are not involved in any material legal proceeding.

                                   MANAGEMENT


Officers and Directors

         Our officers and directors are as follows:


             Name                            Age             Position
             ----                            ---             --------
             Steven G. Chrust                50              Chairman of the Board
             Thomas Kidrin                   47              President, Chief Executive Officer,
                                                             Treasurer, Secretary and Director

             Kenneth A. Locker               49              Director
             William Harvey                  56              Director


         Steven G. Chrust has been Chairman of the Board since April 1999. He is also the Co-Chairman of UMagic Systems, Inc., a provider of subscription-based and free online, interactive information services featuring expert-led advice services and discussions. Mr. Chrust was the Vice Chairman of Winstar Communications, Inc. and a member of its Board of Directors from 1994 through December 1998. At Winstar he was responsible for corporate development, strategic and capital planning and acquisitions. Mr. Chrust has been involved with the telecommunications and financial services industries for 25 years. He was formerly a Chairman and Chief Executive Officer of AMNEX, Inc., an operator services long distance company, and was Executive Vice President of Executone Information Services, Inc., a telecommunications company. Prior to becoming an executive in the telecommunications industry, Mr. Chrust was Director of Technology Research at Sanford C. Bernstein & Co., a Wall Street investment firm, where he was named a top telecommunications analyst each year for more than a decade by Institutional Investor and ranked as the #1 analyst in the sector for five consecutive years in its all-star ranking. Mr. Chrust is Chairman of the Association for Local Telecommunications Services, the national organization representing facilities-based competitive local exchange carriers and is the founder and President of SGC Advisory Services, Inc., a discretionary money- management service firm specializing in telecommunications and technology. Mr. Chrust is a graduate of Baruch College in New York.



         Thomas Kidrin has been President, Chief Executive Officer, Secretary and Treasurer since December 1997. Mr. Kidrin was also President and a director of Worlds Acquisition Corp. from April 1997 to December 1997. He is Chairman and President of Datastream Corporation, a designer and developer of interactive products and services. From December 1991 to June 1996, Mr. Kidrin was a founder, director, and President of UC Television Network Corp., a company engaged in the design and manufacture of interactive entertainment/advertising networks in the college market under the brand name College Television Network(TM), the largest private network on college campuses in the United States. Mr. Kidrin attended Drake University and received a B.A. degree from the New School of Social Research.

         Kenneth A. Locker has been a director since December 1997 and prior thereto was a director of Worlds Acquisition Corp. Since June 1998 he has been a Senior Consultant to Intel Corporation on entertainment industry strategies and has also served as an advisor to Ziff Davis, Inc., an Internet consulting company, and to Digital Evolution, Inc., a technology publishing company. From June 1996 to June 1998, he was the General Manager and Executive Producer for MGM Interactive, Inc., an interactive content and programming company, where he was responsible for creating and implementing the MGM Interactive online business strategy. From 1994 to March 1996, he was a founder and Vice President of our predecessor and from 1993 to 1994, he was Senior Program Consultant for Ziff Davis Communications. From 1990 to 1993, Mr. Locker was Executive Vice President and Head of Production for RHI Entertainment, Inc., a television production company, which at the time was 50% owned by New Line Cinema. Mr. Locker is also on the Board of Directors of Softbank Forums, Inc., a technology publishing company which is a division of Softbank Corp. Mr. Locker received a B.A. degree from Johns Hopkins University and attended the Massachusetts Institute of Technology and Oxford University.

         William Harvey, 56, has been a director since November 1999. In 1972 and 1991, respectively, Mr. Harvey founded New Electronic Media Science, Inc. ("NEMS"), and Next Century Media, Inc. ("Next Century"), marketing, media and research consulting companies specializing in the marketing, entertainment and interactive media industries. Mr. Harvey has served as Chief Executive Officer and President of both NEMS and Next Century since their respective inceptions. Through NEMS and Next Century, Mr. Harvey has worked with major television and cable networks, several RBOCs, major film studios, IBM, AT&T, advertising agencies, videotex companies and advertisers on the integration of advertising into various new media. Mr. Harvey invented the marketing tool known as the Area Dominant Influence for Arbitron and co- founded International Ratings Services, Inc., the first company to provide United States movie studios, including Warner Brothers, Columbia and CBS International, with ratings for their television programs broadcast in foreign countries. Since 1979, Mr. Harvey has also been the publisher of "The Marketing Pulse," a monthly advertising and media trade newsletter.

         Our Audit Committee is currently comprised of Kenneth Locker. The function of our Audit Committee is to recommend annually to the Board of Directors the appointment of our independent auditors; review with the independent auditors the scope of the annual audit and review their report relating thereto; review with the independent auditors our accounting practices and policies; review with the internal accountants and independent auditors our overall accounting and financial controls; and be available to independent auditors during the year for consultation.

         Messrs. Locker and Chrust serve on our Compensation Committee. The Compensation Committee administers our 1997 Incentive and Nonqualified Stock Option Plan, as amended, to the extent not administered by the full Board of Directors, and reviews and makes recommendations with respect to compensation of officers, consultants and key employees.

         We do not have a standing Nominating Committee.

Compensation of Directors


         Non-employee directors, excluding Mr. Chrust, will be reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committee on which they may serve.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of May 30, 2000, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for (i) those persons or group of persons known by us to beneficially own more than five percent (5%) of our voting securities, (ii) each director and director-nominee of Worlds, (iii) each current executive officer whose compensation exceeded $100,000 in 1999, and (iv) all executive officers and directors of Worlds, as a group.



                                                      Amount and Nature
Name and Address of Beneficial Owner                 of Beneficial Owner        Percent of Class
------------------------------------                 -------------------        ----------------
Steven G. Chrust                                          1,563,771(1)                8.3%
Thomas Kidrin                                             1,348,333(2)(4)             7.1%
Kenneth A. Locker                                           100,000(3)(5)              *
William Harvey                                                 -0-    (6)              *
Steven A. Greenberg                                       2,046,562                  10.8%
Michael J. Scharf(7)                                      1,391,250(2)(3)             7.3%
All Executive Officers and Directors                      3,012,104(8)               15.9%
   as a Group (5 persons)


----------
*        less than 1%


(1) Includes 1,000,000 shares underlying currently exercisable warrants owned by SGC Advisory Services. Also includes (a) warrants to purchase 15,000 shares of common stock and (b) currently exercisable options to purchase 98,832 shares of common stock. Does not include options to purchase 188,668 shares of common stock which vest in two equal annual installments commencing in March 2001, nor options to purchase a total of 287,500 shares which vest in three equal annual installments, also commencing in March 2001.


(2) Messrs. Scharf, Kidrin and Greenberg have agreed to vote shares owned by them for the election of Mr. Chrust as a director through March 2002.

(3) Does not include 5,000 shares of common stock issuable upon exercise of options, which vest in three equal annual installments, commencing in December 2000.


(4) Includes 58,333 shares of common stock issuable upon exercise of currently exercisable options. Does not include 116,667 shares issuable upon exercise of options, which vest in two equal annual installments, commencing in March 2001, nor options to purchase a total of 175,00 shares which vest in three equal annual installments, also commencing in March 2001.


(5) Represents shares of common stock issuable upon exercise of currently exercisable stock options.

(6) Does not include 50,000 shares of common stock issuable upon exercise of options, which vest in three equal annual installments, commencing in November 2000.


(7)      Mr. Scharf resigned as a director, effective May 30, 2000.



(8)      Includes the shares referred to as being included in notes (1), (4) and
         (5). Does not include shares owned by Mr. Scharf.

                             EXECUTIVE COMPENSATION


         The following table sets forth the compensation for the three years ended December 31, 1999, for our Chief Executive Officer and other executive officers whose compensation exceeded $100,000 (or would have exceeded $100,000 if employed for the full year) for the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE


----------------------------------------------------------------------------------------------------------------------
                                                                   Annual                   Long-Term Compensation
                                                             Compensation(1)(2)
                                                           -----------------------------------------------------------
       Name and Principal Position             Year        Salary        Bonus ($)       Restricted         All Other
                                                             ($)                           Stock          Compensation
                                                                                           Awards              ($)
----------------------------------------------------------------------------------------------------------------------
              Thomas Kidrin                    1999        176,000          -0-             -0-                -0-
            President and CEO                  1998        175,000          -0-             -0-                -0-
                                               1997         21,903(3)       -0-             -0-                -0-
----------------------------------------------------------------------------------------------------------------------
            Steven G. Chrust,                  1999        $85,000(4)       -0-             -0-                -0-
          Chairman of the Board                1998            -0-          -0-             -0-                -0-
                                               1997            -0-          -0-             -0-                -0-
----------------------------------------------------------------------------------------------------------------------
                Debra Sito                     1999         39,375(5)       -0-             -0-                -0-
         Executive Vice President              1998            -0-          -0-             -0-                -0-
                                               1997            -0-          -0-             -0-                -0-
----------------------------------------------------------------------------------------------------------------------


(1) The above compensation does not include other personal benefits, the total value of which do not exceed the lesser of $50,000 or 10% of such person's or persons' cash compensation).

(2) Pursuant to the regulations promulgated by the SEC, the table omits columns reserved for types of compensation not applicable to us.

(3) Paid by us from December 3, 1997 to December 31, 1997. No compensation was paid to Mr. Kidrin by our predecessor during the remainder of 1997.

(4) Represents amounts paid by us to SGC Advisory Services, Inc., a firm which provides us with consulting services, and of which Mr. Chrust is President and sole stockholder. The agreement provides for an annual consulting fee of $120,000, of which $85,000 was earned and accrued in 1999.

(5) Ms. Sito began her employment with the Company in September 1999 at an annual salary of $135,000.

Option Grants

         The following table represents the stock options granted in the fiscal year ended December 31, 1999 to our executive officers identified in the Summary Compensation table above.

----------------------------------------------------------------------------------------------------
                                Options Granted in the Last Fiscal Year
----------------------------------------------------------------------------------------------------
                           Number of        Percent of
                          Securities       Total Options
                          Underlying        Granted to
                            Options        Employees in       Exercise Price of
Name of Executive         Granted (#)     Fiscal Year (%)        Options ($)        Expiration Date
----------------------------------------------------------------------------------------------------
Steven G. Chrust           1,000,000            51%                 0.50                4/13/06
----------------------------------------------------------------------------------------------------
Thomas Kidrin                 -0-               N/A                  N/A                  N/A
----------------------------------------------------------------------------------------------------
Debra Sito                   150,000            13%                 4.00                9/03/04
                              50,000                                7.50                9/03/04
                              50,000                                10.00               9/03/04
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
               Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
----------------------------------------------------------------------------------------------------
                          Number of Securities Underlying
                           Unexercised Options at FY-End        Value of Unexercised In-The-Money
Name of Executive                       (#)                          Options at FY-End ($)
----------------------------------------------------------------------------------------------------
                          Exercisable      Unexercisable        Exercisable        Unexercisable
----------------------------------------------------------------------------------------------------
Steven G. Chrust           1,000,000            -0-             $2,190,000              -0-
----------------------------------------------------------------------------------------------------
Thomas Kidrin                 -0-               -0-                 -0-                 -0-
----------------------------------------------------------------------------------------------------
Debra Sito                    -0-             250,000               -0-                 -0-
----------------------------------------------------------------------------------------------------

1997 Stock Option Plan and Other Options


         The 1997 Incentive and Non-Qualified Stock Option Plan, as amended ("Plan") has been adopted by the Board and the shareholders as an incentive for, and to encourage share ownership by, the Company's directors, officers and other key employees and/or consultants and management of possible future acquired companies. The Plan was amended at our annual meeting of shareholders in December 1999 to increase the number of shares of common stock available under the Plan from 1,000,000 to 3,000,000. The Plan also allows for the granting of stock appreciation rights in tandem with, or independently of, stock options. Independent (stand-alone) grants of stock appreciation rights are not counted against the Plan limit. As of March 31, 2000, there were outstanding grants under the Plan of options to purchase an aggregate of 971,375 shares of common stock. The number of outstanding options includes options to purchase 60,000 shares for $0.50 each, held by Kenneth Locker, a director, options to purchase 125,000 shares of our stock at $5.68 each, 25,000 shares at $6.00 each and 25,000 shares at $9.00 each, held by Thomas Kidrin, our President, Chief Executive Officer and President, and options to purchase 187,500 shares at $5.68 each, 50,000 at $6.00 each and 50,000 at $9.00 each, held by Steven G. Chrust, the Chairman of the Board. As of March 31, 2000, there were 1,073,525 additional shares of common stock available for grant under the Plan.

         The purpose of the Plan is to make both "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and non-qualified options and stock appreciation rights available to our officers, directors and other key employees and/or consultants in order to give such individuals a greater personal interest in our success and, in the case of employees, an added incentive to continue and advance in their employment.

         The Board designates those persons to receive grants under the Plan and determines the number of options and/or stock appreciation rights, as the case may be, to be granted. The price payable for the shares of common stock underlying each option will be fixed by the Board at the time of the grant, but, for incentive stock options, must be not less than 100% of the fair market value of common stock at the time the option is granted. The Board also determines the term and vesting schedule of all options and stock appreciation rights granted, provided that no option may be exercisable later than ten years after the date of grant.


         We have other outstanding options to purchase an aggregate of 2,888,875 shares of our common stock. These securities are exercisable at prices ranging from $0.67 to $10.00 and include options to purchase 1,000,000 shares for $0.50 each held by SGC Advisory Services, a company owned by Mr. Chrust, our chairman of the board.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On March 10, 2000, Mr. Chrust, our Chairman, purchased 302,939 shares of common stock at a purchase price of $3.301 per share in a private transaction from Steven A. Greenberg, a founder of Worlds Acquisition Corp. and a principal stockholder of Worlds.com, and purchased options at $.007335 per share to purchase 1,363,342 additional shares of common stock owned by Mr. Greenberg at $3.301 per share. On April 27, 2000, Mr. Chrust, in a private transaction, assigned 1,317,780 of these options at a price of $.007335 per share. The remaining 45,562 options were cancelled for no value.


         We have entered into a Financial Advisory and Consulting Agreement, dated March 23, 1999, with SGC Advisory Services, Inc., of which Mr. Chrust is the President and sole shareholder. The agreement continues through March 2002 and provides for an annual fee of $120,000. The annual fee will rise to $300,000 if we raise $5 million in cash from investors and the market value of our issued and outstanding common stock is at least $100 million. In addition, we granted warrants to SGC Advisory Services, Inc. to purchase 1,000,000 shares of our common stock at $.50 per share. The warrants are exercisable through April 13, 2006 and contain anti-dilution provisions and both "demand" and "piggy-back" registration rights.

         In connection with the engagement of SGC Advisory Services, Inc., Messrs. Scharf, Kidrin and Greenberg agreed (i) to contribute to us for cancellation 318,750, 300,000 and 881,250 shares of our common stock, respectively, and (ii) during the term of the consulting agreement, to vote any shares of our common stock owned by them for the election of Mr. Chrust as a director.


         In June and August 1999, we consummated two tranches of a private placement, selling an aggregate of 59 units. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock (at an exercise price of $5.00 per share). Mr. Chrust purchased two units in this private placement. At September 30, 1999, we had raised gross proceeds of $3,540,000.


         In December 1997, we entered into a month-to-month consulting agreement with Steven A. Greenberg. The agreement provided for monthly compensation of $15,000 plus reimbursement of reasonable expenses actually incurred. This agreement was terminated in February 2000. During 1997, Mr. Greenberg loaned $77,000 to Worlds Acquisition Corp. on an interest-free basis of which $73,000 was repaid as of December 31, 1998, and the balance was repaid as of June 30, 1999.



                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. At our annual meeting of shareholders on December 15, 1999, our shareholders adopted an amendment to our Certificate of Incorporation which limited the liability of our directors to the fullest extent permitted under the New Jersey Business Corporation Act.

         We may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which we could not indemnify such person.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.


                            DESCRIPTION OF SECURITIES

Common Stock

         We are currently authorized by our Certificate of Incorporation to issue 65,000,000 shares of common stock, par value $.001 per share.

         The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of our directors. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event we are liquidated or dissolved, the holders of our common stock are entitled to receive all assets available for distribution to the shareholders. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All outstanding shares of common stock are, and the shares offered hereby are, validly issued, fully paid and nonassessable.

Shares Available for Future Sale

         A large majority of our outstanding common stock may be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Such shares may be sold to the public, subject to volume restrictions, as described below. Commencing at various dates, these shares may be sold to the public without any volume limitations. The remaining outstanding shares of common stock are freely tradable.

         In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, or persons whose shares are aggregated with affiliates, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three- month period, a number of shares that does not exceed 1% of the total number of outstanding shares of the same class. In the event our shares are sold on an exchange or are reported on the automated quotation system of a registered securities association, you could sell during any three-month period the greater of such 1% amount or the average weekly trading volume as reported for the four calendar weeks preceding the date on which notice of your sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Transfer Agent

         Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, acts as Transfer Agent for our common stock.

Market for the Company's Securities

         Our common stock began trading on the OTC Bulletin Board on October 20, 1998 under the symbol "WLDI." On February 11, 2000, in connection with the change in our name from Worlds Inc. to Worlds.com Inc., our symbol was changed to "WDDD." The following table sets forth, for the periods indicated, the high and low bids for our common stock as reported on the OTC Bulletin Board (representing interdealer quotations, without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions):


               Period                               High($)         Low($)
               ------                               -------         ------
               Fiscal 2000

                    Second Quarter*                   6.38            1.13
                    First Quarter                     6.88            2.25

               Fiscal 1999

                    Fourth Quarter                    4.53            1.81
                    Third Quarter                     5.43            2.31
                    Second Quarter                    6.50            1.31
                    First Quarter                     1.63            0.72

               Fiscal 1998

                    Fourth Quarter                    2.00            0.25



*        Through May 30, 2000.



         On May 30, 2000, the last sale price of the common stock as reported on the OTC Bulletin Board was $1.75.


Holders


         As of May 30, 2000, there were more than 550 beneficial owners of our common stock.


Dividends

         We have never paid a dividend on our common stock and do not anticipate paying any dividends in the near future.

                              SELLING SHAREHOLDERS


         This Prospectus covers:

         o The sale from time to time of an aggregate of 2,609,500 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in a private placement in December 1997.

         o The sale from time to time of an aggregate of 1,395,375 shares of common stock by the persons indicated in this prospectus. All of these shares are shares that would be issued by us to them upon the exercise of options and warrants.

         o The sale from time to time of an aggregate of 882,500 shares of common stock by the persons indicated in this prospectus. All of these shares were issued by us to them in a private placement in June 1999.

         o The sale from time to time of an aggregate of 441,250 shares of common stock by the persons indicated in this prospectus. All of these shares are shares that would be issued by us to them upon the exercise of warrants issued in or in connection with the June and August 1999 private placement.

         o The sale from time to time of 187,500 shares of common stock by the persons indicated in this prospectus. These shares were issued by us in connection with our recent transaction with Freeserve.

         The following tables set forth relevant information about the selling shareholders:

Shares Issued in 1997 Private Placement

--------------------------------------------------------------------------------------------------------------
                                                                                               Shares
                                                                   Shares          Shares       Owned
                              Name                                  Held          Offered     After Sale
--------------------------------------------------------------------------------------------------------------
Ian Barnett                                                         2,700           2,700         0
--------------------------------------------------------------------------------------------------------------
Jerome Baron                                                        7,200           7,200         0
--------------------------------------------------------------------------------------------------------------
Barington Capital Group, L.P.                                      75,500          75,500         0
--------------------------------------------------------------------------------------------------------------
Bear Stearns Securities Corp. f/b/o Dan Brecher-IRA                 6,300           6,300         0
--------------------------------------------------------------------------------------------------------------
Napier Brown Holdings, Ltd.                                       120,000         120,000         0
--------------------------------------------------------------------------------------------------------------
Lawrence Burstein(1)                                               17,000          17,000         0(8)
--------------------------------------------------------------------------------------------------------------
Cameo Trust Corporation Limited                                     4,000           4,000         0
--------------------------------------------------------------------------------------------------------------
Cass & Co. - Magnum U.S. Equity Fund                               81,660          81,660         0(8)
--------------------------------------------------------------------------------------------------------------
Cass & Co. - Magnum Capital Growth Fund                            40,830          40,830         0(8)
--------------------------------------------------------------------------------------------------------------
Cass & Co. - Magnum Tech Fund                                      33,010          33,010         0(8)
--------------------------------------------------------------------------------------------------------------
Steven Chrust & Sharon Chrust JTWROS(2)                            60,000          60,000        (7)
--------------------------------------------------------------------------------------------------------------
Steven Chrust IRA(2)                                               60,000          60,000        (7)
--------------------------------------------------------------------------------------------------------------
CML Strategic Investment Fund, Ltd.                                20,000          20,000         0
--------------------------------------------------------------------------------------------------------------
Cowen & Company custodian FBO William Waters IRA                   25,000          25,000         0
--------------------------------------------------------------------------------------------------------------
Dine Investors, L.P.                                               60,000          60,000         0
--------------------------------------------------------------------------------------------------------------
Domaco Venture Capital                                                900             900         0
--------------------------------------------------------------------------------------------------------------
Heidrun Eckes-- Chantre                                           195,800         195,800         0
--------------------------------------------------------------------------------------------------------------
Engel Investors                                                   240,000         240,000         0
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                               Shares
                                                                   Shares          Shares       Owned
                              Name                                  Held          Offered     After Sale
--------------------------------------------------------------------------------------------------------------
Equity Interest Inc.                                                  900             900         0
--------------------------------------------------------------------------------------------------------------
Leo I. George                                                      90,000          90,000         0(8)
--------------------------------------------------------------------------------------------------------------
Charles L. & Donna Greenberg(3)                                   120,000         120,000         0(8)
--------------------------------------------------------------------------------------------------------------
Charles L. Greenberg IRA(3)                                       120,000         120,000         0(8)
--------------------------------------------------------------------------------------------------------------
DLJSC, Custodian f/b/o Stewart Greisman                            20,000          20,000         0
--------------------------------------------------------------------------------------------------------------
Heptagon Capital Management, Inc.                                     900             900         0
--------------------------------------------------------------------------------------------------------------
International Capital Growth, Ltd.(4)                             384,000         384,000         0(8)
--------------------------------------------------------------------------------------------------------------
Katarina Kalda                                                      5,000           5,000         0
--------------------------------------------------------------------------------------------------------------
Ronald Koenig(5)                                                    1,500           1,500         0
--------------------------------------------------------------------------------------------------------------
Elizabeth G. Konaxis                                               40,000          40,000         0
--------------------------------------------------------------------------------------------------------------
Joseph G. and Lillian P. Matulich(6)                                8,000           8,000         0
--------------------------------------------------------------------------------------------------------------
Steven Millner                                                      6,800           6,800         0(8)
--------------------------------------------------------------------------------------------------------------
Robert E. Mullane                                                 120,000         120,000         0
--------------------------------------------------------------------------------------------------------------
Patricia Bartlett Nemes                                            30,000          30,000         0(8)
--------------------------------------------------------------------------------------------------------------
Barry Ridings                                                       3,600           3,600         0
--------------------------------------------------------------------------------------------------------------
Rosebud Capital Growth Fund, Ltd.                                 103,000         103,000         0
--------------------------------------------------------------------------------------------------------------
Jonathan Rothschild                                                   900             900         0
--------------------------------------------------------------------------------------------------------------
S-A Capital LLC                                                    30,000          30,000         0
--------------------------------------------------------------------------------------------------------------
Murray Slimowitz, IRA                                              20,000          20,000         0(8)
--------------------------------------------------------------------------------------------------------------
Murray Slimowitz                                                   30,000          30,000         0(8)
--------------------------------------------------------------------------------------------------------------
Michael & Marjorie Stern JTWROS                                   240,000         240,000         0
--------------------------------------------------------------------------------------------------------------
Peter Stern Family Trust U.A.D. 8/21/90                           180,000         180,000         0
--------------------------------------------------------------------------------------------------------------
Elizabeth Varabiev                                                  5,000           5,000         0
--------------------------------------------------------------------------------------------------------------


----------------

(1)      A former director prior to the Mergers.

(2) Our Chairman. Does not include 1,000,000 shares underlying currently exercisable warrants held by an entity controlled by Mr. Chrust.

(3) Charles Greenberg is the brother of Steven Greenberg, our principal stockholder.

(4)      Placement Agent for the 1997 private offering.

(5)      Chairman and CEO of International Capital Growth, Ltd.

(6)      Parents of a Senior Vice President of International Capital Growth,
         Ltd.


(7) Steven Chrust, our Chairman, is deemed to have beneficial ownership of 1,563,771 shares of common stock. Under this prospectus, a total of 1,165,000 of these shares, including the 1,000,000 shares owned by SGC Advisory Services (see Note 4 under the table "Shares Issuable Upon Exercise of Options and Warrants."), will be freely tradeable. If all shares registered under the prospectus were sold, Mr. Chrust would currently have beneficial ownership of 398,771 shares of common stock, not including options to purchase 188,668 shares of common stock which vest in two equal annual installments commencing in March 2001, nor options to purchase a total of 287,500 shares which vest in three equal annual installments, also commencing in March 2001.

(8)      Upon sales of all shares being registered under this prospectus.



              Shares Issuable Upon Exercise of Options and Warrants

----------------------------------------------------------------------------------------------------------
                                                                                            Shares
                                                                               Shares        Owned
                            Names                        Shares Held          Offered      After Sale
----------------------------------------------------------------------------------------------------------
Lawrence Burstein                                          50,000(1)           50,000         0(6)
----------------------------------------------------------------------------------------------------------
John Cattier                                               50,000(1)           50,000         0
----------------------------------------------------------------------------------------------------------
Credo Interactive Inc.                                     50,000(2)           50,000         0
----------------------------------------------------------------------------------------------------------
International Capital Growth Ltd.                          85,375(3)           85,375         0(6)
----------------------------------------------------------------------------------------------------------
Steven Millner                                             50,000(1)           50,000         0(6)
----------------------------------------------------------------------------------------------------------
SGC Advisory Services(4)                                1,000,000(5)        1,000,000         0
----------------------------------------------------------------------------------------------------------

---------------------

(1) Represents shares issuable upon exercise of currently exercisable warrants, exercisable at a per-share price of $0.67. Mr. Cattier is an affiliate of Heptagon Catpial Management.

(2) Represents shares issuable upon exercise of currently exercisable stock options, exercisable at a per-share price of $0.50.

(3) Represents shares issuable upon exercise of warrants, exercisable at a per-share price of $1.00. International Capital Growth was the placement agent for our December 1997 private placement.

(4)      SGC is owned by Mr. Chrust, our Chairman of the Board.

(5) Represents shares issuable upon exercise of warrants, exercisable at a per-share price of $0.50.


(6)      Upon sales of all shares being registered under this prospectus.



                   Shares Issued in 1999 Private Placement(1)


----------------------------------------------------------------------------------------------------------
                                                                                               Shares
                                                                                 Shares         Owned
                             Names                          Shares Held         Offered       After Sale
----------------------------------------------------------------------------------------------------------
The Advent Fund L.L.C.                                         157,500           157,500      145,438
----------------------------------------------------------------------------------------------------------
AMPM Enterprises                                                22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Robert Amster(2)                                                 7,500             7,500         0
----------------------------------------------------------------------------------------------------------
Shelly Bergman                                                  11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Irwin H. Braunstein                                             22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Matias Bullrich                                                 22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Camelot Trust Corporation Limited                               67,500            67,500         0
----------------------------------------------------------------------------------------------------------
James I. Cash                                                   22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Steven Chrust(3)                                                45,000            45,000        (7)
----------------------------------------------------------------------------------------------------------
David E. Dorman                                                 22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Mark Edelstein                                                  22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Wayne Eisenbaum                                                 22,500            22,500         0
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                               Shares
                                                                                 Shares         Owned
                             Names                          Shares Held         Offered       After Sale
----------------------------------------------------------------------------------------------------------
Kenneth Frolick                                                 22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Janice C. Gale, Trustee f/b/o Ariena J. Galc                    22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Leo I. George                                                   45,000            45,000         0
----------------------------------------------------------------------------------------------------------
Giant Trading Co.                                               67,500            67,500         0(8)
----------------------------------------------------------------------------------------------------------
GlobalNet Financial Com, Inc.                                   22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Jay Gottlieb                                                    11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Graubard Mollen & Miller(4)                                     11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Charles Greenberg(5) & Dana Greenberg                           22,500            22,500         0(8)
----------------------------------------------------------------------------------------------------------
Charles Greenberg(5) & Dana Greenberg                           45,000            45,000         0(8)
----------------------------------------------------------------------------------------------------------
Craig Greenberg                                                 11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Lori Greenberg                                                  11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Paul Hochhauser                                                 22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Hillswood Holdings Limited                                      45,000            45,000         0
----------------------------------------------------------------------------------------------------------
Ira Holtz                                                       22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Peter Hyman                                                     22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Herman Kagan                                                    22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Ron Kuzon                                                       22,500            22,500         0
----------------------------------------------------------------------------------------------------------
James E. Lambert                                                45,000            45,000         0
----------------------------------------------------------------------------------------------------------
The Lawrence Trust                                              22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Cass & Co. - Magnum Capital Growth Fund                         22,500            22,500         0(8)
----------------------------------------------------------------------------------------------------------
Cass & Co. - Magnum Select U.S. Equity Fund                     45,000            45,000         0(8)
----------------------------------------------------------------------------------------------------------
Cass & Co. - Magnum Tech Fund                                   22,500            22,500         0(8)
----------------------------------------------------------------------------------------------------------
Stanley Muss                                                    45,000            45,000         0
----------------------------------------------------------------------------------------------------------
Patricia Bartlett Nemes                                         22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Christiane Olsen                                                22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Harold Rothstein                                                22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Lawrence Siebert                                                11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Murray Slimowitz                                                22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Joseph Stansky                                                  11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Gary Tobin(6)                                                   11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Summit Bank Trustee                                             22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Summit Bank Trustee                                             22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Swiss American                                                  22,500            22,500         0
----------------------------------------------------------------------------------------------------------
Wel Partners                                                    11,250            11,250         0
----------------------------------------------------------------------------------------------------------
Raphael Wizman                                                  22,500            22,500         0
----------------------------------------------------------------------------------------------------------


-------------------

(1) Each person set forth above purchased units or a fraction of a unit in our June 1999 private placement. Each unit consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock. The number of shares set forth in the above table represents both shares of common stock and shares issuable upon exercise of warrants.

(2)      Issued in consideration of certain consulting services.


(3) Steven Chrust, our Chairman, is deemed to have beneficial ownership of 1,563,771 shares of common stock. Under this prospectus, a total of 1,165,000 of these shares, including the 1,000,000 shares owned by SGC Advisory Services (see Note 4 under the table "Shares Issuable Upon Exercise of Options and Warrants."), will be freely tradeable. If all shares registered under the prospectus were sold, Mr. Chrust would currently have beneficial ownership of 398,771 shares of common stock, not including options to purchase 188,668 shares of common stock which vest in two equal annual installments commencing in March 2001, nor options to purchase a total of 287,500 shares which vest in three equal annual installments, also commencing in March 2001.


(4)      Issued in consideration of certain legal services.

(5)      Brother of Steven A. Greenberg, our principal shareholder.

(6)      Issued in consideration of certain public relations services.


(7)      See Note 7 under the table "Shares Issued in 1997 Private Placement."



(8)      Upon sales of all shares being registered in this prospectus.



                              PLAN OF DISTRIBUTION

         The sale of the shares of common stock by the selling shareholders may be effected by them from time to time in the over-the-counter market or in such other public forum where our shares are publicly traded or listed for quotation. These sales may be made in negotiated transactions through the timing of options on the shares, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for which such broker-dealer may act as agent or to whom they sell as principal, or both. The compensation as to a particular broker-dealer may be in excess of customary compensation.

         The selling shareholders and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

         Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling shareholders. Each of the selling shareholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an "underwriter" of the common stock offered hereby, as that term is defined under the Securities Act. Each of the selling shareholders, or their transferees, may sell these shares from time to time for his own account in the open market at the prices prevailing therein, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of these shares by the selling shareholders will inure entirely to their benefit and not to that of us.

         Except as indicated below, none of the selling shareholders has held any position or office, or had any material relationship with us or any of our predecessors or affiliates within the last three years, and none will own any of our outstanding common stock after completion of the offering of such shares. The shares reflected by each selling shareholder is based upon information provided to us by our transfer agent and from other available sources in August 1999.

         These shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or, either directly or through brokers or to dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, they may be required to deliver a current prospectus in connection with the offer or sale of their shares. In the absence of a current prospectus, if required, these shares may not be sold publicly without restriction unless held for two years, or after one year subject to volume limitations and satisfaction of other conditions. The selling shareholders have been advised that Rules 10b-6 and 10b-7 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of these shares. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called "stabilization" activities.

         The selling shareholders, or their transferees, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act and any profit on the resale of these shares as principal might be deemed to be underwriting discounts and commissions under the Act. Any sale of these shares by selling shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a "distribution" for purposes of Rule 10b-6, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.


                                  LEGAL MATTERS

         Certain legal matters in connection with this offering are being passed upon by the law firm of Graubard Mollen & Miller, New York, New York. Partners of the firm may be deemed to own our Common Stock.


                                     EXPERTS

         Our audited financial statements as of December 31, 1999 and 1998 and for the fiscal years then ended are included herein and in the registration statement in reliance upon the reports of BDO Seidman, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Such reports contain an explanatory paragraph regarding the Companys' ability to continue as a going concern.

CONTENTS                                                                   PAGE
--------                                                                   ----

UNAUDITED FINANCIAL STATEMENTS
(AS OF MARCH 31, 2000)
Balance sheets . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-2
Statement of operations . . . . . . . . . . . . . . . . . . . . . . .      F-3
Statement of stockholders' deficit . . . . . . . . . . . . . . . . .       F-4
Statement of cash flows. . . . . . . . . . . . . . . . . . . . . . .       F-5
Notes to financial statements. . . . . . . . . . . . . . . . . . . .     F-6-7

AUDITED FINANCIAL STATEMENTS
(PERIOD FROM APRIL 8, 1997 (INCEPTION) TO DECEMBER 31, 1999)

Worlds Inc. (The "Company") Report of
Independent Certified Public Accountants.  . . . . . . . . . . . . .       F-8

FINANCIAL STATEMENTS:
Balance sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-9
Statement of operations . . . . . . . . . . . . . . . . . . . . . . .     F-10
Statement of stockholders' deficit. . . . . . . . . . . . . . . . . .     F-11
Statement of cash flows . . . . . . . . . . . . . . . . . . . . . . .     F-12
Summary of accounting policies . . . . . . . . . . . . . . . . . . .   F-13-17
Notes to financial statements . . . . . . . . . . . . . . . . . . . .  F-18-33

                                Worlds.com, Inc.

                                  BALANCE SHEET

                                 March 31, 2000
                                   (unaudited)


                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                  $   2,707,163
    Private placement proceeds receivable                          1,255,373
    Accounts receivable                                              136,706
    Prepaid expenses and other current assets                         64,941
    Inventories                                                      259,146
                                                               -------------
         Total current assets                                      4,423,329

PROPERTY, EQUIPMENT AND SOFTWARE
    DEVELOPMENT, NET OF ACCUMULATED
    DEPRECIATION AND AMORTIZATION                                  1,243,502

INTANGIBLE ASSET                                                     944,334
                                                               -------------
                                                               $   6,611,165

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                           $     755,473
    Accrued expenses                                                 744,900
    Deferred revenue                                                 519,936
    Current maturities of notes payable                            2,064,995
                                                                ------------
         Total current liabilities                                 4,085,304

LONG-TERM PORTION, NOTES PAYABLE                                      56,671
                                                                ------------
         Total liabilities                                         4,141,975

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock, $.001 par value - authorized, 65,000,000
       shares; issued, 18,930,128 shares                              18,929
    Additional paid-in capital                                    17,133,408
    Accumulated deficit                                          (14,683,147)
                                                                 -----------
                                                                   2,469,190
                                                                ------------
                                                               $   6,611,165
                                                               =============
The accompanying notes are an integral part of this statement.

                                Worlds.com, Inc.

                            STATEMENTS OF OPERATIONS

                          Three months ended March 31,
                                   (unaudited)





                                                1999                  2000
                                             ----------            ----------

Net revenues                                $   35,177           $    180,023

Costs and expenses

    Cost of revenues                           21,464                  69,951
    Selling, general and administrative       615,815               2,091,689
                                            ---------              ----------

         Operating loss                      (602,102)             (1,981,617)
                                             --------              ----------

Other income (expense)
    Interest income                            12,786                  15,751
    Interest expense                          (38,922)                (42,629)
                                            ---------            ------------

         NET LOSS                           $(628,238)            $(2,008,495)
                                             ========              ==========

Loss per share (basic and diluted)              $(.04)                  $(.11)
                                                 ====                    ====

Weighted average common shares outstanding
    Basic and diluted                      17,918,531              17,776,845
                                           ==========              ==========





The accompanying notes are an integral part of these statements.

                                Worlds.com, Inc.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                 Period from December 31, 1998 to March 31, 2000
                                   (unaudited)


                                                                                        Deficit
                                                                                       accumulated                        Total
                                                Common stock            Additional      during the                     stockholders
                                           -------------------------     paid-in       development       Treasury        equity
                                              Shares        Amount       capital          stage            stock       (deficit)
                                           -----------  ------------  -------------    ------------        ------------------------
Balance, December 31, 1998                  18,031,996     $18,032     $  8,401,970    $  (9,335,152)     $(64,743)   $   (979,893)

Issuance of warrants for
  consulting services (April 1999)                                          465,000                                        465,000
Contribution of 1,500,000 shares
  by founders to treasury (April 1999)
  and subsequent cancellation               (1,500,000)     (1,500)           1,500
Exercise of stock options (April 1999)          75,000          75           74,925                                         75,000
Issuance of shares for content supply
  agreement (June 1999)                         93,750          93          374,907                                        375,000
Issuance of shares to agent for
  content supply agreement (July 1999)          50,000          50          199,950                                        200,000
Sale of shares in private offering
  memorandum, net (June through
  September 1999)                              892,500         893        3,263,081                                      3,263,974
Issuance of options for consulting
  services and software development
  costs (August and September 1999)                                         368,230                                        368,230
Issuance of shares for legal and
  consulting services (September 1999)          20,000          20           79,980                                         80,000
Cancellation of treasury shares
  (September 1999)                            (113,465)       (113)         (64,630)                        64,743
Exercise of warrants (November 1999)            95,000          95           94,905                                         95,000
Issuance of shares for content
  supply agreement (December 1999)              93,750          93          374,907                                        375,000
Net loss for the year ended
  December 31, 1999                                                                       (3,339,500)                   (3,339,500)
                                       ---------------    --------      -----------       ----------     ---------     -----------

Balance, December 31, 1999                  17,738,531      17,738       13,634,725      (12,674,652)        -             977,811

Exercise of stock options
   (March 2000)                                215,000         215          135,285                                        135,500
Sale of shares in private
  offering memorandum, net
  (March 2000)                                 976,597         976        3,242,981                                      3,243,957
Issuance of stock options for
  consulting and advertising services                                       120,417                                        120,417
  (March 2000)
Net loss for the three months
  ended March 31, 2000                                                                   (2,008,495)                    (2,008,495)
                                       ---------------    --------      -----------       ----------     ---------     -----------

Balance, March 31, 2000                     18,930,128     $18,929      $17,133,408     $(14,683,147)   $     -        $ 2,469,190
                                       ===============    ========      ===========     =============   ==========     ===========



The accompanying notes are an integral part of this statement.

                                Worlds.com, Inc.

                            STATEMENTS OF CASH FLOWS

                          Three months ended March 31,
                                   (unaudited)


                                                                                            1999                    2000
                                                                                        ------------            --------
Cash flows from operating activities
    Net loss                                                                             $  (628,238)            $(2,008,495)
    Adjustments to reconcile net loss to net cash used in
      operating activities
        Depreciation and amortization                                                         50,000                 337,100
        Consulting and advertising expense related to the issuance
           of stock options                                                                                          120,417
        Changes in operating assets and liabilities
           Private placement proceeds receivable                                                                  (1,255,373)
           Accounts receivable                                                                                        40,509
           Inventories                                                                        21,464                 (37,635)
           Prepaid expenses and other current assets                                          27,353                   9,729
           Accounts payable and accrued expenses                                              56,078                 318,893
           Deferred revenue                                                                                           19,936
                                                                                        ------------            ------------
         Net cash used in operating activities                                              (473,343)             (2,454,919)
                                                                                         ------------             ----------
Cash flows from investing activities
   Acquisition of property and equipment                                                                             (38,555)
   Additions to software development costs                                                  (214,000)
                                                                                         -----------
         Net cash used in investing activities                                              (214,000)                (38,555)
                                                                                         ------------           ------------
Cash flows from financing activities
    Proceeds from sale of common stock in private offering memorandum                                              3,243,957
    Proceeds from exercise of options                                                                                135,500
                                                                                         ------------             -----------
         Net cash provided by financing activities                                                                 3,379,457
                                                                                         -----------              ----------
         Net increase (decrease) in cash and cash equivalents                               (687,343)                885,983
Cash and cash equivalents, beginning of period                                             1,581,764               1,821,180
                                                                                         -----------              ----------

Cash and cash equivalents, end of period                                                 $   894,421             $ 2,707,163
                                                                                         ===========             ===========

Supplemental disclosures of cash flow information:
   Cash paid during the year for
     Interest                                                                            $       -              $       -
     Income taxes                                                                                -                      -

Noncash investing and financing activities:
  Issuance of an option to purchase 73,245 shares of common stock at $3.87 per share to the placement agent in connection with the private placement in March 2000.

  Issuance of stock options for consulting and advertising services of $120,417 in the period ended March 31, 2000.

The accompanying notes are an integral part of these statements.

                                Worlds.com, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 2000 and 1999



NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     Nature of Business

     The Company designs, develops and markets three-dimensional ("3D") music-oriented Internet sites on the World Wide Web. These web sites utilize 3D technologies. The Company also sells music and sports-related merchandise through its website.

     Basis of Presentation

     The accompanying financial statements are unaudited; however, in the opinion of management, all adjustments necessary for a fair statement of financial position and results for the stated periods have been included. These adjustments are of a normal recurring nature. Selected information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Results for interim periods are not necessarily indicative of the results to be expected for an entire fiscal year. These condensed financial statements should be read in conjunction with the audited financial statements and accompanying notes for the Company for the year ended December 31, 1999. In prior years, the Company was classified as a development stage enterprise.

     Software Development Costs

     In accordance with the provisions of Statement of Financial Accounting Standards No.86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," software development costs incurred by the Company subsequent to establishing technological feasibility of the resulting product or enhancement and until the product is available for general release to customers are capitalized and carried at the lower of unamortized cost or net realizable value. Net realizable value is determined based on estimates of future revenues to be derived from the sale of the software product reduced by the costs of completion and disposing of the product.

     $214,000 was capitalized and included in property, equipment and software development during the period ended March 31, 1999. No costs were capitalized in the first quarter of 2000. Amortization of the costs capitalized commenced in the first quarter of 1999, based on current and anticipated future revenues for each product or enhancement with an annual minimum equal to straight-line amortization over the remaining estimated economic life of the product or enhancement. All software development costs are being amortized over a period of three years. Amortization expense charged to operations for the periods ended March 31, 1999 and 2000 was $14,000 and $113,000, respectively.

                                Worlds.com, Inc.

                             March 31, 2000 and 1999



NOTE 1 (continued)

     Loss Per Share

     Basic and diluted loss per share is calculated by dividing the net loss by the weighted average number of shares of common stock outstanding during each period. The common stock equivalents, which would arise from the exercise of stock options and warrants, are excluded from calculation of diluted loss per share since their effect is antidilutive. Therefore, the amounts reported for basic and diluted loss per share are the same.

     Stock-Based Compensation

     In the first quarter of 2000, the Company granted options to purchase an aggregate of 1,028,500 shares of common stock to directors, officers and employees of, and certain consultants to the Company at exercise prices ranging from $3.00 to $9.00. In connection with options issued to nonemployees, the Company recorded consulting and advertising expense of approximately $120,000 for the fair market value of the options using the Black-Scholes calculation.

NOTE 2 - GOING CONCERN

     As discussed in Note 3, the Company completed a private placement during the first quarter of 2000, raising net proceeds of $3,243,957. In April of 2000, the Company raised an additional $500,000 through another private placement of 142,045 shares of common stock.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception, the Company has had minimal revenues from operations. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

     These factors raise doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 3 - PRIVATE PLACEMENT

     On March 31, 2000, the Company sold 976,597 shares of common stock through a private placement. In connection with the Private Placement, the placement agent received an option to purchase 73,245 shares of the Company's common stock at $3.87 per share for five years. Cumulative net proceeds, after commissions and expenses of the offering, aggregated $3,243,957.

Report of Independent Certified Public Accountants

Worlds.com Inc.
Boston, Massachusetts

We have audited the accompanying balance sheets of Worlds.com Inc. (the "Company") (a development stage enterprise) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from April 8, 1997 (inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds.com Inc. at December 31, 1998 and 1999, and the results of it operations and its cash flows for the period from April 8, 1997 (inception) to December 31, 1997 and for the years ended December 31, 1998 and 1999, in conformity with generally accepted accounting principles.

As discussed in Note 1, the accompanying financial statements have been prepared assuming Worlds.com Inc. will continue as a going concern. The Company is in the development stage and has incurred losses since its inception, has a working capital deficiency, has had minimal revenues from operations and will require substantial additional funds for development and marketing of its products. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP

New York, New York

March 10, 2000

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                                  Balance Sheets
--------------------------------------------------------------------------------

 December 31,                                                                            1998                   1999
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Assets
 Current:
    Cash and cash equivalents                                                    $  1,581,764         $    1,821,180
    Accounts receivable                                                                     -                177,215
    Prepaid expenses and other current assets                                          53,486                 74,670
    Inventories                                                                        58,516                221,511
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total current assets                                                       1,693,766              2,294,576
 Property, equipment and software development, net of accumulated
    depreciation and amortization (Note 5)                                            214,246              1,353,047
 Intangible asset (Note 6)                                                                  -              1,133,334
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                 $  1,908,012         $    4,780,957
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Liabilities and Stockholders' Deficit
 Current:
    Accounts payable (Note 12)                                                   $    319,906         $      370,037
    Accrued expenses (Note 12)                                                        446,333                811,443
    Deferred revenue (Note 8(d))                                                            -                500,000
    Current maturities of notes payable (Note 7)                                      246,648              2,054,996
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total current liabilities                                                  1,012,887              3,736,476
 Long-term portion, notes payable (Note 7)                                          1,875,018                 66,670
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total liabilities                                                          2,887,905              3,803,146
 ----------------------------------------------------------------------- ---------------------- ----------------------
 Commitments (Note 8)
 Stockholders' equity (deficit) (Notes 2, 3 and 9):
    Common stock, $.001 par value - shares authorized 65,000,000;
       issued 18,031,996 and 17,738,531                                                18,032                 17,738
    Additional paid-in capital                                                      8,401,970             13,634,725
    Deficit accumulated during the development stage                               (9,335,152)           (12,674,652)
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                     (915,150)               977,811
    Treasury stock, at cost, 113,465 shares in 1998 (Note 2)                          (64,743)                     -
 ----------------------------------------------------------------------- ---------------------- ----------------------
         Total stockholders' equity (deficit)                                        (979,893)               977,811
 ----------------------------------------------------------------------- ---------------------- ----------------------
                                                                                 $  1,908,012         $    4,780,957
 ----------------------------------------------------------------------- ---------------------- ----------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                        Statements of Operations
--------------------------------------------------------------------------------

                                                                                                        Cumulative,
                                           Period from                                                  period from
                                          April 8, 1997                                                April 8, 1997
                                          (inception) to          Year ended December 31,             (inception) to
                                           December 31,   ---------------------------------------       December 31,
                                             1997(a)              1998                1999                1999(a)
 ------------------------------------ ------------------- ------------------- --------------------   -----------------
 Net revenues                          $        1,420         $      29,110        $    507,499         $    538,029
 Costs and expenses:
    Cost of revenues                                -               (29,279)           (318,553)            (347,832)
    Selling, general and
       administrative                        (675,030)           (2,650,703)         (3,428,236)          (6,753,969)
    Research and development                        -              (992,932)                  -             (992,932)
    Acquired research and
       development (Note 1)                (6,135,538)                    -                   -           (6,135,538)
 ------------------------------------ ------------------- ------------------- -------------------- -------------------
         Operating loss                    (6,809,148)           (3,643,804)         (3,239,290)         (13,692,242)
 Other income (expenses):
    Gain resulting from reversal of
       certain predecessor
       liabilities (Note 12)                        -               810,140                   -              810,140
    Interest income                            13,593               124,006              56,945              194,544
    Interest expense                          (16,692)             (111,570)           (157,155)            (285,417)
 ------------------------------------ ------------------- ------------------- -------------------- -------------------
         Loss before extraordinary
            item                           (6,812,247)           (2,821,228)         (3,339,500)         (12,972,975)
 Extraordinary item - gain on debt
    settlement (Note 11)                      125,776               172,547                   -              298,323
 ------------------------------------ ------------------- ------------------- -------------------- -------------------
 Net loss                              $   (6,686,471)        $  (2,648,681)       $ (3,339,500)        $(12,674,652)
 ------------------------------------ ------------------- ------------------- -------------------- -------------------
 Loss per share (basic and diluted)
    (Note 13):
       Loss before extraordinary
         item                          $         (.73)        $        (.16)       $       (.19)
       Extraordinary item                         .01                   .01                   -
 ------------------------------------ ------------------- ------------------- --------------------
         Net loss per share (basic
            and diluted)               $         (.72)        $        (.15)       $       (.19)
 ------------------------------------ ------------------- ------------------- --------------------
 Weighted average common shares
    outstanding:
       Basic and diluted                    9,336,569            17,170,288          17,377,808
 ------------------------------------ ------------------- ------------------- --------------------

 --------------
(a) Includes the results of Predecessor and Academic which were merged into the Company on December 3, 1997.
--------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                    Statements of Stockholders' Equity (Deficit)
                                                                        (Note 9)
--------------------------------------------------------------------------------

Period from April 8, 1997 (inception) to December 31, 1999
--------------------------------------------------------------------------------

                                                                                                                          Deficit
                                                                                                                        accumulated
                                                                                 Common stock           Additional       during the
                                                                         ----------------------------    paid-in         development
                                                                             Shares         Amount       capital           stage
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
 Issuance of common stock to founding stockholders                          8,400,000       $  8,400    $   195,600   $
 Sale of shares in private offering memorandum and shares issued to
    placement agent, net (Note 3)                                           4,810,000          4,810      3,689,866              -
 Issuance of shares to Academic Computer Systems, Inc. (Note 2)               910,000            910        557,116              -
 Issuance of shares pursuant to merger with predecessor (Note 2)            1,999,996          2,000      1,998,000              -
 Capital contribution resulting from forgiveness of debt to
    shareholders of predecessor (Note 7)                                            -              -        221,000              -
 Net loss for the period April 8 to December 31, 1997                               -              -              -     (6,686,471)
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
 Balance, December 31, 1997                                                16,119,996         16,120      6,661,582     (6,686,471)
 Sale of shares in private offering memorandum (January 1998) (Note 3)         30,000             30         26,470              -
 Sale of shares in public offering of common stock, net
    (June 1998) (Note 3)                                                    1,832,000          1,832      1,713,968              -
 Purchase of 113,465 treasury shares (June 1998) (Note 2)                           -              -              -              -
 Conversion of employee stock options into shares (October 1998)               50,000             50            (50)             -
 Net loss for the year ended December 31, 1998                                      -              -              -     (2,648,681)
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
 Balance, December 31, 1998                                                18,031,996         18,032      8,401,970     (9,335,152)
 Issuance of warrants for consulting services (April 1999) (Note 8(c))              -              -        465,000              -
 Contribution of 1,500,000 shares by founders to treasury (April 1999)
    and subsequent cancellation (Note 8(c))                                (1,500,000)        (1,500)         1,500              -
 Exercise of stock options (April 1999)                                        75,000             75         74,925              -
 Issuance of shares for content supply agreement (June 1999) (Note 6)          93,750             93        374,907              -
 Issuance of shares to agent for content supply agreement (July 1999)
    (Note 6)                                                                   50,000             50        199,950              -
 Sale of shares in private offering memorandum, net (June through
    September 1999) (Note 3)                                                  892,500            893      3,263,081              -
 Issuance of options for consulting services and software development
    costs (August and September 1999)                                               -              -        368,230              -
 Issuance of shares for legal and consulting services (September 1999)         20,000             20         79,980              -
 Cancellation of treasury shares (September 1999) (Note 2)                   (113,465)          (113)       (64,630)             -
 Exercise of warrants (November 1999)                                          95,000             95         94,905              -
 Issuance of shares for content supply agreement (December 1999)
    (Note 6)                                                                   93,750             93        374,907              -
 Net loss for the year ended December 31, 1999                                      -              -              -     (3,339,500)
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------
 Balance, December 31, 1999                                                17,738,531       $ 17,738    $13,634,725   $(12,674,652)
 ----------------------------------------------------------------------- -------------- -------------- -------------- -------------

                                                                                            Total
                                                                                         stockholders'
                                                                            Treasury        equity
                                                                             stock         (deficit)
-----------------------------------------------------------------------  -------------- --------------
Issuance of common stock to founding stockholders                        $          -   $    204,000
Sale of shares in private offering memorandum and shares issued to
   placement agent, net (Note 3)                                                    -      3,694,676
Issuance of shares to Academic Computer Systems, Inc. (Note 2)                      -        558,026
Issuance of shares pursuant to merger with predecessor (Note 2)                     -      2,000,000
Capital contribution resulting from forgiveness of debt to
   shareholders of predecessor (Note 6)                                             -        221,000
Net loss for the period April 8 to December 31, 1997                                -     (6,686,471)
-----------------------------------------------------------------------  -------------- --------------
Balance, December 31, 1997                                                          -         (8,769)
Sale of shares in private offering memorandum (January 1998) (Note 3)               -         26,500
Sale of shares in public treasury offering of common stock, net
   (June 1998) (Note 3)                                                             -      1,715,800
Purchase of 113,465 treasury shares (June 1998) (Note 2)                      (64,743)       (64,743)
Conversion of employee stock options into shares (October 1998)
   (Note 8)                                                                         -              -
Net loss for the year ended December 31, 1998                                       -     (2,648,681)
-----------------------------------------------------------------------  -------------- --------------
Balance, December 31, 1998                                                    (64,743)      (979,893)
Issuance of warrants for consulting services (April 1999) (Note 8(c))               -        465,000
Contribution of 1,500,000 shares by founders to treasury (April 1999)
   and subsequent cancellation (Note 8(c))                                          -              -
Exercise of stock options (April 1999)                                              -         75,000
Issuance of shares for content supply agreement (June 1999) (Note 6)                -        375,000
Issuance of shares to agent for content supply agreement (July 1999)
   (Note 6)                                                                         -        200,000
Sale of shares in private offering memorandum, net (June through
   September 1999) (Note 3)                                                         -      3,263,974
Issuance of options for consulting services and software development
   costs (August and September 1999)                                                -        368,230
Issuance of shares for legal and consulting services (September 1999)               -         80,000
Cancellation of treasury shares (September 1999) (Note 2)                      64,743              -
Exercise of warrants (November 1999)                                                -         95,000
Issuance of shares for content supply agreement (December 1999)
   (Note 6)                                                                         -        375,000
Net loss for the year ended December 31, 1999                                       -     (3,339,500)
-----------------------------------------------------------------------  -------------- --------------
Balance, December 31, 1999                                               $           -  $    977,811
-----------------------------------------------------------------------  -------------- --------------

                                See accompanying summary of accounting policies
                                             and notes to financial statements.

                                                                Worlds.com Inc.
                                               (a development stage enterprise)


                                                       Statements of Cash Flows
                                                                      (Note 14)
--------------------------------------------------------------------------------

                                                                                                       Cumulative,
                                                       Period from                                     period from
                                                      April 8, 1997                                   April 8, 1997
                                                     (inception) to      Year ended December 31,     (inception) to
                                                      December 31,   --------------------------------  December 31,
                                                         1997(a)       1998                1999         1999
 ---------------------------------------------------- -------------- ---------------- --------------- ---------------
Cash flows from operating activities:
    Net loss                                             $(6,686,471)   $(2,648,681)    $(3,339,500)   $(12,674,652)
 ----------------------------------------------------  -------------- --------------- --------------- ---------------
    Adjustments to reconcile net loss to net cash
     used in operating activities:
         Loss on disposal of fixed assets                          -         54,041               -          54,041
         Depreciation and amortization                        16,323        129,752         282,674         428,749
         Gain resulting from reversal of certain
            predecessor liabilities                                -       (810,140)              -        (810,140)
         Gain on debt settlement                            (125,776)      (172,547)              -        (298,323)
         Acquired research and development                 6,135,538              -               -       6,135,538
         Allowance for doubtful accounts                        (538)           538               -               -
         Issuance of warrants for consulting services              -              -         465,000         465,000
         Issuance of options for consulting services               -              -          13,226          13,226
         Issuance of shares for legal and consulting
            services                                               -              -          80,000          80,000
         Changes in operating assets and liabilities,
            net of effects from merger with
            Predecessor and Academic:
               Accounts receivable                                 -              -        (177,215)       (177,215)
               Inventories                                         -        (58,516)       (162,995)       (221,511)
               Prepaid expenses and other current
                 assets                                       93,716         20,689         (21,184)         93,221
               Accounts payable and accrued expenses         214,361        151,829         235,572         601,762
               Deferred revenue                                    -              -         500,000         500,000
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
                  Total adjustments                         6,333,624       (684,354)      1,215,078       6,864,348
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
                  Net cash used in operating activities      (352,847)    (3,333,035)     (2,124,422)     (5,810,304)
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
  Cash flows from investing activities:
    Acquisition of property and equipment                          -        (28,587)       (161,619)       (190,206)
    Additions to software development costs                        -       (160,000)       (783,517)       (943,517)
    Additions to intangible asset                                  -              -        (125,000)       (125,000)
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
                 Net cash used in investing activities             -       (188,587)     (1,070,136)     (1,258,723)
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
 Cash flows from financing activities:
    Proceeds from sale of common stock to founding
       stockholders                                          204,000              -               -         204,000
    Proceeds from sale of common stock in private
       offering memorandum                                 3,694,676         26,500       3,263,974       6,985,150
    Proceeds from sale of common stock in public
       offering                                                    -      1,715,800               -       1,715,800
    Proceeds from exercise of options                              -              -          75,000          75,000
    Proceeds from exercise of warrants                             -              -          95,000          95,000
    Payment of conversion price of shares to certain
       stockholders                                                -        (64,743)              -         (64,743)
    Payments on note payable                                  (4,000)      (116,000)              -        (120,000)
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
                 Net cash provided by financing
                    activities                             3,894,676      1,561,557       3,433,974       8,890,207
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
 Net increase (decrease) in cash and cash equivalents      3,541,829     (1,960,065)        239,416       1,821,180
 Cash and cash equivalents, beginning of period                    -      3,541,829       1,581,764               -
 ------------------------------------------------------ -------------- --------------- --------------- ---------------
 Cash and cash equivalents, end of period                $ 3,541,829    $ 1,581,764     $ 1,821,180    $  1,821,180
 ------------------------------------------------------ -------------- --------------- --------------- ---------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------

Definitions              The Company is the resulting entity of two
                         contemporaneous mergers (the "Mergers") of Worlds Inc., a Delaware corporation ("Predecessor"), with and into Worlds Acquisition Corp., a Delaware corporation
                         ("WAC"), and WAC with and into Academic Computer
                         Systems, Inc., a New Jersey corporation ("Academic"), which changed its name to Worlds.com Inc. While
                         Academic was the legal entity that survived the Mergers, WAC was the accounting acquiror in both
                         Mergers. The Company's fiscal year-end is December 31.

                         The term the "Company," as used herein, refers to the consolidated entity resulting from the two contemporaneous Mergers, as well the pre-merger Predecessor, WAC and Academic; however, Predecessor, WAC and Academic are hereinafter sometimes referred to separately as the context requires.

Nature of Business       WAC was incorporated on April 8, 1997 to design,
                         develop and market three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites utilize 3D technologies developed by Predecessor. The Company also sells music and sports related merchandise through its website.

Revenue Recognition      Revenue from technology development and licensing
                         contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method).

                         Deferred revenue represents cash received in advance to be offset against royalties to be earned.

Basis of Presentation    The financial statements include the results of
                         operations of Predecessor and Academic from December 3, 1997, the date of the Mergers (the "Merger
                         Date").

                         The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


Fair Value of Financial  The carrying amounts of financial instruments,
Instruments              including cash and short-term debt, approximated fair
                         value as of December 31, 1999 because of the relatively short maturity of the instruments. The carrying value of long-term debt, including the current portion, approximates fair value as of December 31, 1999, based upon quoted market prices for similar debt issues.

Use of Estimates         The preparation of financial statements in conformity
                         with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash            Cash and cash equivalents are comprised of highly
Equivalents              liquid money market instruments, which have original
                         maturities of three months or less at the time of purchase.

Property and Equipment   Property and equipment and intangible assets are stated
and Intangible Assets    at cost. Depreciation and amortization are calculated
                         using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

Inventory                Inventories consist of merchandise held for resale and
                         are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


Software Development     In accordance with the provisions of SFAS No. 86,
Costs                    "Accounting for the Costs of Computer Software to be
                         Sold, Leased, or Otherwise Marketed", software development costs incurred by the Company subsequent to establishing technological feasibility of the resulting product or enhancement and until the product is available for general release to customers are capitalized and carried at the lower of unamortized cost or net realizable value. Net realizable value is determined based on estimates of future revenues to be derived from the sale of the software product reduced by the costs of completion and disposing of the product. During the fourth quarter of 1998 technological feasibility of the company's software was established. In this regard $160,000 and $1,193,190
                         (aggregating $1,353,190), were capitalized and included in property, equipment and software development as of December 31, 1998 and 1999, respectively. Amortization of the costs capitalized commenced in the first quarter of 1999, based on current and anticipated future revenues for each product or enhancement with an annual minimum equal to straight-line amortization over the remaining estimated economic life of the product or enhancement. All software development costs are being amortized over a period of three years. Amortization expense charged to operations for the year ended
                         December 31, 1999 was $151,890.

Research and             Research and development costs are expensed as
Development Costs        incurred.

Income Taxes             The Company uses the liability method of accounting for
                         income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


Loss Per Share           The Company has adopted SFAS No. 128, "Earnings per
                         Share," which provides for the calculation of "basic" and "diluted" earnings/loss per share. Basic earnings/loss per share includes no dilution and is computed by dividing income/loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings/loss per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. The common stock equivalents which would arise from the exercise of stock options and warrants are excluded from calculation of diluted loss per share since their effect is anti-dilutive. Therefore, the amounts reported for basic and diluted loss per share are the same.

Stock-Based              In October 1995, the FASB issued SFAS No. 123,
Compensation             "Accounting for Stock-Based Compensation" ("SFAS No.
                         123"). SFAS No. 123 encourages entities to adopt the fair value method in place of the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock. The Company has not adopted the fair value method encouraged by SFAS No.
                         123 and will continue to account for such transactions in accordance with APB No. 25.

Comprehensive Income     Effective January 1, 1998, the Company adopted SFAS No.
                         130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.
                         Adoption of the standard has had no effect on financial statement disclosures since there were no items of comprehensive income during the periods presented.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                  Summary of Accounting Policies
--------------------------------------------------------------------------------


Recent Accounting        In June 1998, the Financial Accounting Standards Board
Pronouncements           issued SFAS No. 133 "Accounting for Derivative
                         Instruments and Hedging Activities," which requires entities to recognize all derivative financial instruments as either assets or liabilities in the balance sheet and measure these instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal years beginning after June 15, 2000. The Company does not presently enter into any transactions involving derivative financial instruments and, accordingly, does not anticipate that the new standard will have any effect on its financial statements.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


1. Going Concern    As discussed in Notes 2 and 3, the Company completed a
                    private placement during the fourth quarter of 1997 raising gross proceeds of $4,415,000, consummated a merger agreement during December 1997 with a development stage enterprise, Predecessor, completed a public offering in June 1998 raising gross proceeds of $1,832,000, and completed a private placement during the third quarter of 1999, raising gross proceeds of $3,540,000. Predecessor had not generated significant revenues from operations and had an accumulated deficit from inception to the Merger Date of $21,236,139 and a capital deficit of $4,135,538. The acquisition of Predecessor by the Company was accounted for as a purchase.
                    Accordingly, $6,135,538, the portion of the purchase allocable to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses, was expensed by the Company at the date of merger.

                    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage, has incurred significant losses since its inception, and has had minimal revenues from operations since the series of merger transactions. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                    These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


2. The Mergers      On December 3, 1997, Predecessor was merged with and into
                    WAC in a series of related transactions which included a simultaneous capital transaction between the Company and Academic (the "Mergers") and a private offering of WAC's securities (the "Private Placement"). In both the merger with Predecessor and the capital transaction with Academic, WAC was the acquiror for accounting purposes.

                    The acquisition of Predecessor was accounted for as a purchase whereby all of the common and preferred stock of Predecessor were exchanged for 1,999,996 shares of WAC. The shares issued to Predecessor common and preferred shareholders were valued at $1.00 per share which represented the share value in the private placement that occurred during this time period (see Note 3); a purchase price of approximately $2,000,000. The exchange ratio was determined after extensive negotiation between management of Predecessor and WAC. Predecessor was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to December 3, 1997 of $21,236,139 and a capital deficit of $4,135,538. The assets acquired of Predecessor (cash, prepaid expenses, property and equipment) were recorded at fair market value which approximated book value at December 3, 1997, and, as discussed in Note 1 above, since technological feasibility of the various Predecessor technologies acquired had not been established, the excess purchase price over Predecessor's capital deficit of $6,135,538 was expensed as acquired research and development.

                    Academic was an inactive company with no operations. The value assigned to the 910,000 shares in the capital transaction with Academic on December 3, 1997 represented Academic's net tangible assets (primarily cash) of $558,026. During June 1998, 113,465 shares of common stock were converted at $0.57 per share ($64,743) as a result of certain stockholders dissenting with respect to the Academic/WAC capital transaction of December 3, 1997. Such reacquired shares have been classified as treasury and were cancelled during the third quarter of 1999.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


3. Private Placement  The Private Placement discussed in Note 2 called for
   and Public         WAC to offer for sale a maximum of 50 units (57-1/2
   Offering           with the over-allotment), each consisting of 120,000
                      shares of WAC's common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private
                      Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, WAC sold 31.67
                      Units with gross proceeds of $3,800,000 (3,800,000 shares) (the "Initial Private Placement Closing") and the placement agent was issued 425,000 shares of common stock. On December 31, 1997, the Company sold 4.88
                      Units with gross proceeds of $585,000 (585,000 shares).
                      On January 2, 1998 a further 30,000 shares were issued with gross proceeds of $30,000. Cumulative net proceeds, after commissions and expenses of the offering, aggregated $3,721,176.

                      WAC agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). Such registration statement was declared effective on May 1, 1998. During June 1998, WAC sold 1,832,000 shares in a public offering of its stock and received gross proceeds of $1,832,000. Net proceeds, after commissions of this offering, aggregated $1,715,800.

                      During the second and third quarters of 1999, the Company sold 892,500 shares in a private offering and received gross proceeds of $3,540,000. In connection with the private offering, the Company issued warrants to purchase 452,500 shares of common stock at $5.00 per share to the investors in the offering. Broker-dealers assisting the Company in the sale of its securities were issued warrants to purchase 48,000 shares of common stock of the Company at $5.00 per share. Net proceeds, after commissions and expenses of this offering, aggregated $3,263,974.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


4. Agreement and    On June 25, 1998, the Company entered into an agreement
   Plan of Merger   and plan of merger and reorganization (the "Agreement")
                    with Unity First Acquisition Corp., a Delaware corporation ("Unity"), whereby Unity would acquire all of the outstanding shares of the Company in exchange for shares of its own common stock. The acquisition called for each share of the Company's stock being converted into .357 shares of Unity's common stock. At that point, the Company would "reverse-merge" into Unity which would then change its name to "Worlds.com
                    Inc." The Agreement was, among other conditions, subject to approval by both Unity and the Company's stockholders.

                    On October 29, 1998, the Company's stockholders voted in favor of the Agreement, however, Unity did not obtain the super majority of 80% required by Unity's Charter, thereby canceling the proposed plan of merger and reorganization.

5. Property,        A summary of property, equipment and software
   Equipment and    development at December 31, 1998 and 1999 is as follows:
   Software
   Development

                    December 31,                                     1998                   1999
                    ---------------------------------- ---------------------- ----------------------
                    Computers, software and equipment              $426,796            $   599,333
                    Software development costs                      160,000              1,353,190
                    ---------------------------------- ---------------------- ----------------------
                               Total                                586,796              1,952,523
                    Less: Accumulated depreciation
                             and amortization                       372,550                599,476
                    ---------------------------------- ---------------------- ----------------------
                                                                   $214,246            $ 1,353,047
                    ---------------------------------- ---------------------- ----------------------

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


6. Intangible Asset    During June 1999, the Company entered into a content
                       supply agreement for 2D and 3D internet sites offered by an Internet service provider (the "Provider"). The agreement provides for advertising revenue sharing and an e-commerce link to the Company's website which markets music and sports related merchandise.Under the terms of the agreement, the Company paid $125,000 and issued 93,750 shares of common stock upon signing. The brokerage agent of such agreement was issued 50,000 shares of common stock during July 1999 ($200,000).
                       Further, 93,750 shares were issued upon launch of the sites during November 1999 and $125,000, which was accrued at December 31, 1999, was paid during February
                       2000. The total consideration of $1,200,000 is recorded as an intangible asset and is being amortized on a straight-line basis (commencing in the fourth quarter of 1999) over the initial term of the agreement, which expires June 2001. Accumulated amortization at December
                       31, 1999 was $66,666.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


7. Notes Payable    Long-term debt at December 31, 1998 and 1999 consists
                    of the following:

                     December 31,                                             1998             1999
                     --------------------------------------------- ---------------- -----------------

                    Convertible promissory notes payable -
                       stockholders, maturing December 3, 2000,
                       plus interest at 7.5% compounded
                       annually. The notes are convertible into
                       shares of the Company's common stock
                       after December 4, 1999 at $5.625 per
                       share. (Stockholders granted forgiveness
                       of accrued interest of $106,000 on this
                       debt which had previously been assumed as
                       an accrued expense in the merger - see
                       (a) below).                                      $1,685,000       $1,685,000
                     Note payable - technology obligation
                       (noninterest bearing), payable in monthly
                       installments of $3,333 until November 2001          186,666          186,666
                     Note payable - stockholder, payable in
                       monthly installments of $6,944 until
                       December 2000, plus interest at 8%.
                       (Stockholder granted forgiveness of
                       $115,000 which had previously been
                       assumed as an account payable in the
                       merger - see (a) below).                            250,000          250,000
                     --------------------------------------------- ---------------- -----------------
                                                                         2,121,666        2,121,666
                     Less:  Current maturities                             246,648        2,054,996
                     --------------------------------------------- ---------------- -----------------
                            Long-term portion                           $1,875,018       $   66,670
                     --------------------------------------------- ---------------- -----------------

                     --------------
                      (a) As a result of the mergers discussed in Note 2, the Company was granted forgiveness of debt by certain stockholders of Predecessor. Such forgiveness, aggregating $221,000, was accounted for as a contribution of capital to the Company for the period ended December 31, 1997.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------



                    Maturities of long-term debt are as follows:

                     Year ended December 31,
                     --------------------------------------------------------- ----------------------
                     2000                                                                $2,054,996
                     2001                                                                    39,996
                     2002                                                                    26,674
                     --------------------------------------------------------- ----------------------
                                                                                         $2,121,666
                     --------------------------------------------------------- ----------------------


8. Commitments       (a) The Company is obligated under noncancellable operating leases for office space. Minimum annual rental payments are approximately as follows:


                         Year ending December 31,
                         ------------------------------------------------------ ------------------
                         2000                                                           $75,000
                         2001                                                            37,000
                         2002                                                            18,000
                         ------------------------------------------------------ ------------------

                         Rent expense for the period ended December 31, 1997 and the years ended December 31, 1998 and 1999 were approximately $21,000, $112,000, and $156,000, respectively. These amounts include approximately $5,000, $64,000 and $89,000 for the periods, respectively, of rent paid under month-to-month arrangements.

                    (b) The Company anticipates entering into an employment agreement with its president that calls for minimum annual compensation of $175,000. Bonuses will be determined at the discretion of the Board of Directors. The agreement is anticipated to expire in December 2000.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                    (c) On March 23, 1999, the Company entered into a three-year financial advisory and consulting agreement (that became effective during April
                         1999) with a consulting firm controlled by the Company's Chairman that provides for an annual fee of $120,000, escalating to $300,000 annually if the Company raises $5 million in cash and the market value of the Company's issued and outstanding common stock is no less than $100 million. In addition, the Company granted warrants to such firm to purchase 1,000,000 shares of common stock at $.50 per share. Such warrants were valued at $465,000 and charged to selling, general and administrative expenses in the quarter ended June 30, 1999. The warrants are exercisable through April 13, 2006 and contain anti-dilution provisions and both "demand" and "piggy-back" registration rights.

                         Further, in connection with the above consulting agreement, three founding stockholders of WAC contributed 1,500,000 shares to the capital of the Company. Such shares had been classified as treasury stock and were cancelled during the third quarter of 1999.

                    (d) On December 15, 1999, the Company entered into an additional content supply agreement to provide two customized websites with the Company's 3D technology. Under the terms of the agreement the Company received $500,000 upon signing, which is included in deferred revenue at December 31, 1999. The Company will be entitled to an additional payment of $250,000 upon delivery of the first website.

                         On December 31, 1999, the Company entered into an additional content supply agreement to provide a customized website with the Company's 3D technology. Under the terms of the agreement the Company received $20,000 upon execution of the agreement during January 2000.

                         The above agreements provide for the Company to receive royalty revenue from advertising placements and subscriptions with respect to customized websites.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


9. Stockholders'
   Equity (Deficit)      Stock Option Plan

                         During September 1997, the Board of Directors and stockholders of the Company adopted a stock option plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 3,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SAR's") in tandem with, or independent of, stock options. Any SAR's granted will not be counted against the 3,000,000 limit.

                         The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations in accounting for the Option Plan. Under APB 25, no compensation cost was recognized because the exercise price of Worlds' employee stock options equaled the market price of the underlying stock on the date of grant.

                         FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1999, no dividend yield; expected volatility of 46.1% in 1998 and 45.8% in 1999; risk-free interest rate of 4.3% in 1998 and 5.8% in 1999; and expected life of 3.8 years.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------

                         Under the accounting provisions of FASB Statement No. 123, the Company's net loss and net loss per share would have been adjusted to the pro forma amounts indicated below:


                                                     Period from
                                                     inception to        Year ended December 31,
                                                     December 31,   ------------------ -----------------
                                                         1997              1998               1999
                         ------------------------ ----------------- ------------------ -----------------

                         Net loss:
                           As reported                $(6,686,471)      $(2,648,681)       $(3,339,500)
                           Pro forma                   (6,751,856)       (2,654,185)        (3,811,956)

                         Net loss per share
                            (basic and
                            diluted):
                              As reported             $      (.72)      $      (.15)       $      (.19)
                              Pro forma                      (.72)             (.15)              (.22)
                         ------------------------ ----------------- ------------------ -----------------

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------

A summary of the status of the Company's stock option plan as of December 31, 1997, 1998 and 1999, and changes during the years ending on those dates, is presented below:


                                           December 31, 1997                 December 31, 1998                December 31, 1999
                                      -----------------------------     ----------------------------     ---------------------------
                                                       Weighted                          Weighted                         Weighted
                                                        average                          average                           average
                                                       exercise                          exercise                         exercise
                                         Shares          price             Shares         price             Shares          price
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------

          Outstanding at beginning
            of year                            -       $     -             165,000       $   .50            830,000        $    .90
          Granted                        165,000           .50             700,000          1.00            321,300            3.00
          Exercised                            -             -                   -             -            (75,000)           1.00
          Cancelled                            -             -             (35,000)        (1.00)          (180,000)            .90
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------
          Outstanding at end of year     165,000       $   .50             830,000       $   .90            896,300        $   1.63
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------
          Options exercisable at
            year-end                      13,750       $   .50             153,805       $   .78            492,466        $    .92
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------
          Weighted average fair
            value of options
            granted during the year                    $     -                           $     -                           $   1.12
          --------------------------- -------------- -------------- --- -------------- ------------- --- -------------- ------------

The following table summarizes information about stock options outstanding at December 31, 1999.

                                                     Options outstanding                                 Options exercisable
                                   ---------------------------------------------------------    ------------------------------------
                                         Number
                                     outstanding at   Weighted average                                Number
             Range of exercise        December 31,        remaining      Weighted average         exercisable at    Weighted average
                  prices                  1999        contractual life    exercise price        December 31, 1999    exercise price
          ------------------------ ------------------ ------------------ ------------------- -- ------------------- ----------------

          $.50 to $1.00                 600,000             3.81               $  .90              485,666                  $ .88
          $2.00 to $3.00                165,000             4.66                 2.46                    -                      -
          $3.01 to $4.00                131,300             4.66                 4.00                6,800                   4.00
          ------------------------ ------------------ ------------------ ------------------- -- ------------------- ----------------
                                        896,300             4.09               $ 1.63              492,466                  $ .92
          ------------------------ ------------------ ------------------ ------------------- -- ------------------- ----------------

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                    Non-Plan Stock Options and Warrants

                    The Company has issued options and warrants to various employees, directors and other third parties that were not part of the Company's Option Plan. The following non-plan options and warrants were issued during 1999:

                    a) Warrants to purchase 300,000 shares of common stock of the Company at $2.46 per share were issued to a consultant in connection with services rendered for the development of the Company's proprietary software (see
                         Note 1). The warrants were valued at $355,004 and were capitalized as software development costs.

                    b) Options to purchase an aggregate of 750,000 shares of common stock of the Company at various prices between $2.91 and $10.00 per share were issued to two employees and a director of the Company.

                    c) Warrants to purchase an aggregate of 500,500 shares of common stock of the Company at $5.00 per share were issued in connection with a private offering
                         (see Note 3).

                    d) Warrants to purchase 1,000,000 shares of common stock at $.50 per share were issued in connection with a financial advisory and consulting agreement
                         (see Note 8(c)).

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------

10. Income Taxes    The use of the Predecessor's net operating loss ("NOL") is subject to annual limits due to the ownership change for the Mergers. In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%.
                    Upon completion of the Mergers discussed in Note 2, such an ownership change occurred.

                    At December 31, 1999, after accounting for the estimated limitation of the Predecessor's NOL carryforward (approximately $100,000 per year over 15 years), the Company has a NOL aggregating approximately $9,300,000 to be used to offset future Federal income taxes. A deferred income tax asset for the Company's NOL has been completely offset by a valuation allowance due to the uncertainty of its realization.

11. Extraordinary   During 1997, the Company negotiated settlement of
    Item            certain trade payables assumed in the Merger with
                    Predecessor. Such payables which amounted to $193,501 were reduced to $67,725 resulting in a gain on debt forgiveness of $125,776. During 1998, additional trade payables amounting to $172,547 were forgiven resulting in a total gain on debt forgiveness since inception of $298,323.

12. Gain Resulting  During December 1998, management determined that certain
    from Reversal   predecessor liabilities assumed at the date of the Merger
    of Certain      with Predecessor were no longer owed. During the fourth
    Predecessor     quarter of 1998, accounts payable ($220,000), accrued
    Liabilities     expenses ($154,000) and advanced customer billings
                    ($436,140), which aggregated $810,140, were reversed and accounted for as other income in the accompanying statement of operations for the year ended December 31, 1998.

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


13. Loss Per Share  The following table sets forth the computation of basic and diluted loss per share:

                                                       Period from
                                                       inception to    Year ended December 31,
                                                       December 31, --------------- ---------------
                                                          1997           1998            1999
                    -------------------------------- -------------- --------------- ---------------

                    Numerator:
                       Loss before extraordinary
                          item                          $(6,812,247)  $ (2,821,228)   $ (3,339,500)
                       Extraordinary item                   125,776)       172,547               -
                    -------------------------------- -------------- --------------- ---------------
                            Net loss, numerator
                               for basic loss per
                               share                     (6,686,471)    (2,648,681)     (3,339,500)
                       Effect of dilutive
                          securities:
                          Convertible debt                        -              -               -
                    -------------------------------- -------------- --------------- ---------------
                            Net loss, numerator
                               for diluted loss
                               per share                $(6,686,471)  $ (2,648,681)   $ (3,339,500)
                    -------------------------------- -------------- --------------- ---------------
                    Denominator:
                       Denominator for basic loss
                          per share - weighted
                          average common shares           9,336,569     17,170,288      17,377,808
                    -------------------------------- -------------- --------------- ---------------
                       Effect of dilutive
                          securities:
                          Convertible debt                        -              -               -
                          Stock options and
                            warrants                         33,343         79,724       1,206,749
                    -------------------------------- -------------- --------------- ---------------
                            Dilutive potential
                               common shares                 33,343         79,724       1,206,749
                    -------------------------------- -------------- --------------- ---------------
                       Denominator for diluted
                          loss per share -
                          adjusted weighted
                          average common shares
                          and assumed conversions         9,369,912     17,250,012      18,584,557
                    -------------------------------- -------------- --------------- ---------------
                    Basic loss per share                $       (.7)  $       (.15)   $       (.19)
                    -------------------------------- -------------- --------------- ---------------
                    Diluted loss per share - as
                      calculated                        $      (.71)  $       (.15)   $       (.18)
                    -------------------------------- -------------- --------------- ---------------
                    Diluted loss per share - as
                      disclosed due to
                      anti-dilutive effect of
                      stock options                     $      (.72)  $       (.15)   $       (.19)
                    -------------------------------- -------------- --------------- ---------------

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                    For additional disclosure regarding stock options, warrants and convertible debt, see Notes 3, 7, 8 and 9, respectively.

                    Options to purchase 50,000 shares of common stock at $5 per share were outstanding during 1997 and 1998, and options to purchase 1,125,000 shares of common stock, at various prices, were outstanding during 1999. These shares were not included in the computation of diluted loss per share because the option exercise prices were greater than the fair value of common shares and, therefore, the effect would be anti-dilutive.

14. Supplemental    1)   Interest paid was approximately $1,600, $1,000 and $575
    Cash Flow            for the period ended December 31, 1997 and the years
    Information          ended December 31, 1998 and 1999, respectively.

                    2) Noncash investing and financing activities during the period ended December 31, 1997 were as follows:

                        (a) As discussed in Note 2, WAC exchanged all of the outstanding common and preferred stock of the Predecessor in exchange for 1,999,996 shares of WAC. Also, Academic exchanged all of their outstanding common and preferred stock for 910,000 shares of WAC and WAC was merged into Academic.

                        (b) The Company recognized a gain of $221,000 from forgiveness of debt to shareholders of Predecessor that was recorded as a capital contribution (see Note 7).

                        (c) The Company converted accounts payable of $250,000 into a note payable (see Note 7).

                                                                 Worlds.com Inc.
                                                (a development stage enterprise)


                                                   Notes to Financial Statements
--------------------------------------------------------------------------------


                    3) Noncash investing and financing activities during the year ended December 31, 1999 were as follows:

                        (a) During 1999, the Company issued 237,500 shares (valued at $950,000) with respect to a content supply agreement and incurred $125,000 in accounts payable related to such agreement that was paid in February 2000 (see Note 6).

                        (b) During 1999, the Company issued 300,000 warrants to purchase common stock in the Company as consideration for services rendered in connection with the development of the Company's proprietary software. The warrants were valued at $355,004.

            ===================                                                 ===================

You should only rely on the information
contained in this document or other
information that we refer you to. We have not
authorized anyone to provide you with any
other information that is different.
You should note that even though you                                              WORLDS INC.
received a copy  of this prospectus, there
may have been changes in our affairs since
the date of this prospectus.  This prospectus
does not constitute an offer to sell securities                         5,516,125 shares of Common Stock
in any jurisdiction in which such offer or
solicitation is not authorized



TABLE OF CONTENTS                                PAGE

Where You Can Find More Information.................3                                 ----
Prospectus Summary..................................4
Summary Historical Financial........................5                              PROSPECTUS
Risk Factors........................................6
Special Note Regarding Forward-                                                       ----
  Looking Statements...............................15
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations....................................16
Business...........................................23
Management.........................................32
Security Ownership of Certain Beneficial
  Owners and Management............................34
Executive Compensation.............................35
Certain Relationships and Related
  Transactions.....................................37
Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities......................................38
Description of Securities..........................38
Selling Shareholders...............................41
Plan of Distribution...............................45
Legal Matters......................................46
Experts............................................46
Index to Financial Statements.....................F-1

                                                                                  June 12, 2000
            ===================                                                 ===================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.          Indemnification of Directors and Officers.

         Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article VIII of the Registrant's Certificate of Incorporation extends such indemnities to the fullest extent permitted by the New Jersey Business Corporation Act.

         The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such persons.

Item 25.          Other Expenses of Issuance and Distribution

         The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Registrant.

Securities and Exchange Commission.........................      $   4,252.60
Accountants' Fees..........................................      $  25,000.00
Legal Fees.................................................      $  50,000.00
Printing and engraving.....................................      $  10,000.00
Miscellaneous..............................................      $  40,747.00
                                                                 ------------
TOTAL......................................................      $ 139,999.60

Item 26.          Recent Sales of Unregistered Securities

         In December 1997, we consummated the Mergers, as well as a private placement of our common stock raising gross proceeds of $4,385,000, by selling 4,385,000 shares. We netted proceeds of approximately $3,695,000 from this private placement. In January 1998, we received an additional $30,000, of which we netted approximately $26,500, and issued an additional 30,000 shares in this private placement. In June 1998, we closed on a secondary offering of $1,832,000 gross proceeds, of which we netted approximately $1,715,800 by selling 1,832,000 shares of our common stock at $1.00 per share.

         In June and August 1999, we consummated a private placement, selling an aggregate of 59 units. Each unit cost $60,000 and consisted of 15,000 shares of common stock and warrants to purchase 7,500 shares of common stock. We raised gross proceeds of $3,540,000 in this private placement, netting proceeds of approximately $3,264,000.


         In the first quarter of 2000, we granted options to purchase an aggregate of 1,030,100 shares of our common stock to directors, officers and employees of, and certain consultants to, Worlds.com, at exercise prices ranging from $3.00 to $9.00.

         On March 31, 2000, we consummated an agreement to sell an aggregate of 976,598 shares of common stock pursuant to Regulation S. The shares of common stock were sold by Hoodless Brennan & Partners, plc to ten non-U.S. principals at $3.52 per share, less a discount of 5%. The total offering price was $3,437,622 with net proceeds to us of $3,243,957, which includes approximately $21,000 in fees invoices after March 31, 2000. In connection with the offering, we issued a five-year Purchase Option to purchase an aggregate of 73,245 shares of common stock at $3.87 per share to Hoodless Brennan.



Purchaser                           Shares           Price            Proceeds

Robert Newman                      262,290           $3.52          $923,260.00
Archdream Ltd.                     252,804            3.52           889,870.00
Atalanta Finance Ltd.               71,023            3.52           250,000.00
Netvest.com Plc                     74,751            3.52           263,122.00
Bracken Partners                    22,450            3.52            79,025.00
Barry Gold                          11,264            3.52            39,650.00
Peter Old                            45068            3.52           158,640.00
VoyagerIT.com                      203,121            3.52           714,985.00
Marmara Resources SA                22,577            3.52            79,470.00
Pierson Resources                   11,250            3.52            39,600.00
                                ----------                        -------------
         Total                     976,598                        $3,437,622.00



         On April 7, 2000, we entered into agreements with four investors to sell an aggregate of 142,045 shares of common stock pursuant to Section 4(2) of the Securities Act at $3.52 per share. As compensation for these subscriptions we paid another agent, International Capital Growth, Ltd. a commission of 7%. From the $500,000 total offering price, aggregate net proceeds to us from these sales were $465,000.



Private placement April 7, 2000



Purchaser                           Shares           Price           Proceeds

Cehoff Opportunity Fund             56,818           $3.52            $200,000
Primo Capital Growth Fund           28,409            3.52             100,000
Rosebud Internet Fund               28,409            3.52             100,000
Ecom Growth Fund                    28,409            3.52             100,000
                                ----------                        ------------
                          Total    142,045                            $500,000

         At the March 17, 2000 Board Meeting, the Board ratified grants of stock options to directors, officers and employees of the Company and to certain consultants and vendors at prices ranging from $3.00 to $9.00.

Name                                       Number      Exercise Price
                                          of shares

Steven Chrust                               187,500        $6.00
                                             50,000        6.00
                                             50,000        9.00
Thom Kidrin                                 125,000        5.68
                                             25,000        6.00
                                             25,000        9.00
Debra Sito                                   31,250        5.68
Noel Kimmel                                  31,250        5.68
Hal Trencher                                100,000        4.00
                                             25,000        6.00
                                             25,000        9.00
Ignition Inc.                                15,000        4.00
                                              3,000        4.00
Credo                                        75,000        3.00
Marty Scott                                 100,000        4.00
                                             25,000        6.00
                                             25,000        9.00
Chris Ryan                                   65,000        4.00
                                             25,000        6.00
                                             10,000        9.00
Todd Greene                                   1,500        4.00
Christina Oltmer                              2,000        4.00
Brendan Whelan                                2,000        4.00
RDA Designs                                   5,000        4.00

Item 27.          Exhibits and Financial Statements Schedules.

                                                                       Incorporated
Exhibit                                                                By Reference           No. in
Number         Description                                            from Document          Document           Page
------         -----------                                            -------------          --------           ----
3.1            Certificate of Incorporation                                 A                  3.1
3.1.1          Certificate of Amendment of the Certificate of               B                 3.1.1
               Incorporation
3.1.2          Certificate of Merger                                        A                 3.1.1
3.2            By-Laws                                                      A                  3.2
4.1            Specimen common stock Certificate                            A                  4.1
4.2            1997 Incentive and Non-Qualified Stock Option                C                  4.1
               Plan, as amended
4.3            Form of Employee Incentive/Non-Incentive                     C                  4.2
               Stock Option Agreement under the 1997
               Incentive and Non-Qualified Stock Option Plan
4.4            Form of Consultant Non-Incentive Stock Option                C                  4.3
               Agreement under the 1997 Incentive and Non-
               Qualified Stock Option Plan
4.5            Form of Director Non-Incentive Stock Option                  C                  4.4
               Agreement under the 1997 Incentive and Non-
               Qualified Stock Option Plan
4.6            Form of Community Leader Stock Option                        C                  4.5
               Agreement under the 1997 Incentive and Non-
               Qualified Stock Option Plan
4.10           Schedule of Option Grants under Benefit Plans                C                  4.9
5.1            Opinion of Graubard Mollen & Miller                          -                   -             Previously Filed with
                                                                                                              this Registration
                                                                                                              Statement

10.1           Merger Agreement between Worlds Acquisition                  D                   99
               Corp. and Academic Computer Systems, Inc.
10.2           Consulting Agreement between the Registrant                  B                  10.2
               and SGC Advisory, Inc.
23.1           Consent of BDO Seidman, LLP                                  -                   -              Filed
                                                                                                              Herewith

----------------------------

A        Registrant's Registration Statement No. 2-31876.
B        Registrant's Annual Report on Form 10-KSB filed on March 30, 2000.
C        Registrant's Registration Statement on Form S-8 (File No. 333-89937).
D        Registrant's Current Report on Form 8-K filed on December 18, 1997.


Item 28.          Undertakings.
                  ------------

         The undersigned Registrant hereby undertakes:

(a)      (1)      To file, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) "Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable."

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



                  In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement or amendment to be signed on its behalf by the undersigned, in the City of New York on the 12th day of June, 2000.


                                             WORLDS.COM INC.


                                             By: /s/ Thomas Kidrin
                                                -------------------------------
                                                     Thomas Kidrin, President

                  In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:



Signatures                                  Title                                                 Date
----------                                  -----                                                 ----

 /s/ Thomas Kidrin                          President, Chief Executive                        June 12, 2000
-----------------------------               Officer and Director (Chief
Thomas Kidrin                               Financial Accounting Officer)



/s/ Steven G. Churst                        Chairman                                          June 12, 2000
-----------------------------
Steven G. Chrust



 /s/ Kenneth A. Locker                      Director                                          June 12, 2000
-----------------------------
Kenneth A. Locker



 /s/ William Harvey                         Director                                          June 12, 2000
-----------------------------
William Harvey



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